Filed Pursuant to Rule 424(b)(2)
Registration No. 333-155761
Prospectus Supplement
(to Prospectus Dated October 13, 2009)

4,974,911 Shares
Winthrop Realty Trust

Common Shares of Beneficial Interest

Rights to Purchase up to 4,974,911 Common Shares
of Beneficial Interest at $9.05 per share

We are distributing at no charge to holders of record at the close of business on October 22, 2009 of our common shares of beneficial interest and to holders of our Series B-1 Cumulative Convertible Redeemable Preferred Shares, non-transferable subscription rights to purchase our common shares of beneficial interest.  You will receive one subscription right for every three and one-half common shares owned, or in the case of the Series B-1 Preferred Shares, one subscription right for every three and one-half common shares issuable upon conversion, at the close of business on October 22, 2009.  We are distributing subscription rights exercisable for up to 4,974,911 of our common shares.

Each subscription right will entitle you to purchase one common share at a subscription price of $9.05 per share.  The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on November 19, 2009, unless we extend this offering period.  You may revoke your subscription exercise at any time until the offering period has expired.  You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering.  Our board of trustees is making no recommendation regarding your exercise of the subscription rights.  The subscription rights may not be sold or transferred except under the very limited circumstances described in this prospectus supplement.

If you exercise all of the rights distributed to you, you will also be entitled to purchase additional shares not purchased by other shareholders pursuant to the over-subscription rights described in this prospectus supplement.  We will not issue fractional rights and will round all of the subscription rights down to the nearest whole number.

We may cancel or terminate the rights offering at any time prior to the expiration of the rights offering. If we terminate or cancel this offering, we will return your subscription price, but without any payment of interest.

Our common shares are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “FUR” and their last reported sales price on October 13, 2009 was $9.68.  The shares are being offered directly by us without the services of an underwriter or selling agent.  The common shares issued in the rights offering will also be listed on the NYSE under the symbol “FUR”.

The exercise of your subscription rights for common shares involves risks.  You should carefully consider the risk factors described beginning on page S-13 of this prospectus supplement and the risk factors set forth in the accompanying base prospectus under the heading “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is October 14, 2009.

TABLE OF CONTENTS

Prospectus Supplement
Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	S-1
QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING	S-3
PROSPECTUS SUPPLEMENT SUMMARY	S-8
Our Company	S-8
The Rights Offering	S-9
RISK FACTORS	S-13
USE OF PROCEEDS	S-14
CAPITALIZATION	S-15
THE RIGHTS OFFERING	S-16
Basic Subscription Rights; Over-Subscription Rights; Limitation on Subscription	S-16
Ownership Limitation Waivers	S-17
Commitments of Executive Officers	S-17
Subscription Price	S-17
Determination of Subscription Price	S-17
Expiration Date, Extensions and Termination	S-18
Reasons for the Rights Offering	S-18
Non-transferability of the Subscription Rights	S-18
Withdrawal and Amendment	S-19
Certificates for Common Shares	S-19
How to Exercise Your Rights	S-19
Acceptance of Subscriptions	S-20
Revocation	S-21
Incomplete Forms; Insufficient Payment	S-21
Notice to Beneficial Holders	S-21
Beneficial Owners	S-21
Instructions for Completing your Rights Certificate(s)	S-22
Regulatory Limitation	S-22
Procedures for DTC Participants	S-22
Foreign or Other Shareholders Located Outside the United States	S-22
No Board Recommendation	S-22
Common Shares Outstanding after the Rights Offering	S-22
Other Matters	S-23
Fees and Expenses	S-23
Issuance of Share Certificates	S-23
Information Agent	S-23
Subscription Agent	S-23
If You Have Questions	S-23
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	S-24
Holders of Common Shares	S-24
Holders of Series B-1 Preferred Shares	S-25
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	S-26
Price Range of Common Stock	S-26
Dividends	S-26
SERIES B-1 PREFERRED SHARE CONVERSION OFFER	S-27
PLAN OF DISTRIBUTION	S-28
EXPERTS	S-29
LEGAL MATTERS	S-29
WHERE YOU CAN FIND MORE INFORMATION	S-30
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-30

i

Prospectus
Page

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	2
OUR COMPANY	2
RISK FACTORS	2
DESCRIPTION OF OUR COMMON SHARES	12
General	13
Shareholder Liability	13
Voting Rights	13
Transfer Agent and Registrar	14
Restriction on Size of Holdings	14
Trustee Liability and Indemnification	14
DESCRIPTION OF OUR PREFERRED SHARES	14
General	14
Terms	15
Rank	15
Dividends	16
Redemption	16
Liquidation Preference	16
Voting Rights	16
Conversion Rights	16
Restrictions on Ownership	17
Transfer Agent	17
Terms of Our Series B-1 Preferred Shares	17
DESCRIPTION OF RIGHTS	21
General	21
Terms	21
DESCRIPTION OF OUR DEBT SECURITIES	22
General	22
Terms	22
Denomination, Interest, Registration and Transfer	25
Merger, Consolidation or Sale of Assets	25
Certain Covenants	26
Events of Default, Notice and Waiver	26
Modification of the Indenture	28
Subordination	29
Discharge, Defeasance and Covenant Defeasance	30
Conversion Rights	32
Payment	32
Global Securities	32
FEDERAL INCOME TAX CONSIDERATIONS	32
General	33
Requirements for Qualification	34
Taxation of Holders of Common or Preferred Shares U.S. Shareholders	38
Non-U.S. Shareholders	40
Other Tax Consequences	42
Taxation of Holders of Fixed Rate Debt Securities	42
U.S. Holders	42
Non-U.S. Holders	43
USE OF PROCEEDS	44
PLAN OF DISTRIBUTION	44
To Underwriters	45
Through Agents and Dealers	45
Delayed Delivery Contracts	45
General Information	45
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	46
EXPERTS	47
LEGAL MATTERS	47
WHERE YOU CAN FIND MORE INFORMATION	47
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	48

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the base prospectus.  We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement and the base prospectus.  The information contained in this prospectus supplement and the base prospectus is accurate only as of the date on the front cover of this prospectus supplement and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any exercise of the rights.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to "we," "us," or "Company" refer to Winthrop Realty Trust and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, on the other hand, you should rely on the information in this prospectus supplement. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents we have referred you to in the section entitled "Where You Can Find More Information" below in this prospectus supplement. The information incorporated by reference is considered part of this prospectus supplement.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Any statements included in this prospectus supplement or the accompanying base prospectus, including any statements in the documents that are incorporated by reference herein or therein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

•	the declaration or payment of distributions by us;

•	the ownership, management and operation of properties;

•	potential acquisitions or dispositions of our properties, assets or other businesses;

•	our policies regarding investments, acquisitions, dispositions, financings and other matters;

•	our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

•	the real estate industry and real estate markets in general;

•	the availability of debt and equity financing;

•	interest rates;

•	general economic conditions;

•	supply of real estate investment opportunities and demand;

•	trends affecting us or our assets;

•	the effect of acquisitions or dispositions on capitalization and financial flexibility;

•
the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

•	our ability, and that of our or assets and acquired properties and businesses to grow.

You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus supplement and any amendment hereof, including, without limitation, the information set forth in Risk Factors in this prospectus supplement and the base prospectus accompanying this prospectus supplement, identifies important factors that could cause such differences.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

This section highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the base prospectus.  This section does not contain all of the important information that you should consider before exercising your subscription rights and investing in our common shares. You should read this entire prospectus supplement and the accompanying base prospectus carefully.

Q:           What is the rights offering?

A:           We are distributing, at no charge, non-transferable subscription rights to purchase our common shares to holders of record at the close of business on October 22, 2009, the record date, of our common shares of beneficial interest and Series B-1 Cumulative Convertible Redeemable Preferred Shares. We refer to these shares as our common shares and Series B-1 Preferred Shares, respectively.  You will receive one subscription right for every three and one-half common shares you owned (or in the case of Series B-1 Preferred Shares, one subscription right for every three and one-half common shares issuable upon conversion) at the close of business on the record date. The subscription rights will be evidenced by rights certificates.

Q:           What is a subscription right?

A:           Each subscription right is a right to purchase one of our common shares. When you “exercise” a subscription right, you choose to purchase one common share that the subscription right entitles you to purchase. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.  We will not distribute any fractional rights, but will round down the aggregate number of rights you are issued to the nearest whole number.

Q:           What is the subscription price?

A:           The subscription price for a subscription right is $9.05 per share. Our board of trustees set all of the terms and conditions of the rights offering, including the subscription price.  The basis for determining the subscription price was based upon consideration of the factors more fully described in “THE RIGHTS OFFERING -- Determination of Subscription Price.”

Q:           Where will the common shares issued in the rights offering be listed?

A:           Our common shares are traded on the NYSE under the symbol “FUR.” The common shares issued in the rights offering will also be listed on the NYSE under the same symbol.  On October 13, 2009, the business day prior to the date of this prospectus supplement, the closing price of our common shares on the NYSE was $9.68 per share.  See “PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY.”

Q:           How long will the rights offering last?

A:           You will be able to exercise your subscription rights only during a limited period that will expire on November 19, 2009.  If you do not exercise your subscription rights at or before 5:00 p.m., New York City time, on November 19, 2009, your subscription rights will expire.  We may, in our sole discretion, decide to extend the rights offering from time to time, with such extension not to exceed 30 business days. See “THE RIGHTS OFFERING -- Expiration Date, Extensions and Termination.”

Q:           Why are we engaging in a rights offering?

A:           We are making this rights offering in order to raise new capital that we intend to use for general corporate purposes, which may include the possible acquisition of new investments.  See “USE OF PROCEEDS,” “CAPITALIZATION,” and “THE RIGHTS OFFERING -- Reasons for the Rights Offering.”

Q:           How much money will we receive from the rights offering?

A:           If the rights offering is fully subscribed, we will receive gross proceeds of approximately $45.0 million, less expenses.

Q:           Am I required to subscribe in the rights offering?

A:           No.

Q:           Can I subscribe for any number of shares less than all of my subscription rights?

A:           Yes.  You can subscribe for any whole number of shares by exercising less than all of your subscription rights.

Q:           What are the over-subscription rights?

A:           If you fully exercise your basic subscription rights the over-subscription rights entitle you to subscribe for additional common shares at the same subscription price of $9.05 per share that applies to your basic subscription rights.

Q:           What are the limitations on the over-subscription rights?

A:           We will be able to satisfy your exercise of the over-subscription rights only if other shareholders do not elect to purchase all of the shares offered under their basic subscription rights.  We will honor over-subscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription rights. If over-subscription requests exceed shares available, we will allocate the available shares pro rata based on the number of shares each oversubscribing shareholder purchased under the basic subscription rights. See “THE RIGHTS OFFERING - Basic Subscription Rights; Over-Subscription Rights; Limitation on Subscription - Over-Subscription Rights.”

Q:           What happens if the Rights Offering is not fully subscribed?

A:           We will only sell the number of common shares for which we receive basic and over subscriptions.  If we do not receive subscriptions for all of the shares being offered, the unsubscribed shares will not be issued in this offering.

Q:           What happens if I choose not to exercise my subscription rights?

A:           If you do not exercise any rights, the number of shares you own will not change, but your percentage ownership of our common shares (or in the case of the Series B-1 Preferred Shares, your percentage ownership of our common shares on an as-converted basis) will decline following the rights offering.

Q:           How do I exercise my subscription rights?

A:           You must properly complete the attached rights certificate and deliver it, along with the subscription price for the shares you are subscribing for under the basic subscription privilege, to Computershare, the Subscription Agent, at or before 5:00 p.m., New York City time, on November 19, 2009, unless the offering period is extended.  The address for the Subscription Agent is on page S-20.  For your convenience, we have enclosed a self-addressed envelope.  Alternatively, a holder may use the guaranteed delivery procedures described below. See “THE RIGHTS OFFERING - How to Exercise Your Rights.”

Q:           What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?

A:           If you hold shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you.  To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.”  You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials.  You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q:           Will I be charged a sales commission or a fee by Winthrop Realty Trust if I exercise my subscription rights?

A:           No. We will not charge you a brokerage commission or a fee for exercising your subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

Q:           Are there risks in exercising my subscription rights?

A:           Yes.  The exercise of your subscription rights involves risks.  Exercising your subscription rights means buying additional common shares and should be considered as carefully as you would consider any other equity investment.  Among other things, you should carefully consider the risks described under the heading “RISK FACTORS,” beginning on page S-13 and in the base prospectus.

Q:           May I transfer my subscription rights if I do not want to purchase any shares?

A:           No.  Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise transfer your subscription rights. However, subscription rights will be transferable by operation of law (for example, upon death of the recipient).

Q:           After I exercise my subscription rights, can I change my mind and cancel my purchase?

A:           Yes. You can revoke your subscription exercise at any time until the offering period has expired.  See “THE RIGHTS OFFERING -- Revocation.”

Q:           Will the rights offering have an impact on the Company’s dividend?

A:           Yes, as a result of the increase in the number of common shares outstanding following this offering it is likely that our per share dividend payable on our common shares will decrease until such time as we can deploy the proceeds from this offering in investments which increase our recurring and nonrecurring cash flow.  See “RISK FACTORS.”

Q:           What is the conversion offer and what rights will it afford to holders of our Series B-1 Preferred Shares?

A:           We have offered holders of Series B-1 Preferred Shares the right, in a private transaction which we refer to as the conversion offer, to convert all or any portion of their Series B-1 Preferred Shares into an equivalent number of shares of our newly-issued Series C Preferred Shares.  The conversion offer is revocable at our discretion at any time prior to October 28, 2009.  Holders of Series B-1 Preferred Shares will have the right, which right expires on October 28, 2009 to convert one Series B-1 Preferred Share into one Series C Preferred Share.  See “SERIES B-1 PREFERRED SHARE CONVERSION OFFER”.

Q:           What effect will the conversion offer have on my ownership of common shares?

A:           Holders of Series C Preferred Shares will have the right to receive 1.786 common shares for each Series C Preferred Share converted as compared to 1.111 common shares issuable upon conversion of our Series B-1 Preferred Shares.  As a result of the more favorable conversion rate, each holder of common shares will suffer dilution to their ownership percentage on a fully diluted basis if Series B-1 Preferred Shares are converted in the conversion offer.  Assuming all of the Series B-1 Preferred Shares are converted for Series C Preferred Shares in the conversion offer, the dilution to common shareholders on a fully diluted basis attributable solely to the new conversion rate will be 5.13% assuming no shares are sold in this rights offering and 4.04% assuming this rights offering is fully subscribed.

Q:           Can the board of trustees withdraw the rights offering?

A:           Yes.  The board of trustees may decide to withdraw the rights offering at any time on or before the expiration of the rights offering for any reason.  If we withdraw the rights offering, any money received from subscribing shareholders will be refunded promptly, without interest.  See “THE RIGHTS OFFERING -- Withdrawal and Amendment.”

Q:           If the rights offering is not completed, will my subscription payment be refunded to me?

A:           Yes.  The Subscription Agent will hold all funds it receives in respect of your basic subscription rights in a segregated bank account until completion of the rights offering.  If the rights offering is not completed, the Subscription Agent will return promptly, without interest, all basic subscription payments.

Q:           When must I pay for subscription rights that I exercise?

A.           You must submit payment for shares you subscribe for under the basic subscription rights at the time that you send in your rights certificate.  If you exercise your over-subscription rights you will be notified within five business days after the expiration date of this offering of the number of shares, if any, allocated to you.  You will then be obligated to send in payment for such additional shares subscribed for within five business days after such notification.

Q:           What is the board of trustees’ recommendation regarding the rights offering?

A:           Our board of trustees is not making any recommendation as to whether you should exercise your subscription rights.  You are urged to make your decision based on your own assessment of the rights offering and Winthrop Realty Trust.

Q:           How many common shares will be outstanding after the rights offering?

A:           As of September 30, 2009, we had 15,861,231 common shares issued and outstanding or 17,412,187 common shares on a fully-diluted basis.  We expect to issue up to 4,974,911 shares in the rights offering and, accordingly, after the rights offering, we anticipate that we will have 20,836,142 shares outstanding or 22,387,098 common shares on a fully-diluted basis assuming no Series B-1 Preferred Shares are converted in the conversion offer, and 23,328,998 common shares on a fully-diluted basis assuming all Series B-1 Preferred Shares are converted in the conversion offer.  Your ownership percentage of our common shares, without giving effect to common shares issuable upon conversion of Series B-1 Preferred Shares or Series C Preferred Shares may decrease as a result of the rights offering even if you exercise your rights because we are also providing subscription rights to holders of our Series B-1 Preferred Shares.

Q:           What effect will our 9.8% ownership limitation have on a holder’s ability to exercise a subscription right?

A:           To help maintain our status as a real estate investment trust (REIT), our by-laws restrict beneficial and constructive ownership of common shares by any person or group of persons acting collectively to 9.8% of our outstanding common shares. See “THE RIGHTS OFFERING -- Basic Subscription Rights; Over-Subscription Rights; Limitation on Subscription” and “DESCRIPTION OF CAPITAL STOCK -- Common Shares -- Restriction on Size of Holdings” in the base prospectus.

If you only exercise your basic subscription rights, your percentage ownership interest in us on a fully diluted basis giving effect to the conversion of our Series B-1 Preferred Shares into common shares will neither increase nor decrease.  However, if Series B-1 Shares are converted in the conversion offer, your percentage ownership interest in us will decrease on a fully-diluted basis if you only exercise your basic subscription rights and may also decrease even if you exercise your over-subscription rights.  If you fail to exercise all or a portion of your subscription rights, your ownership percentage in us will decrease.  We intend to grant waivers from our 9.8% ownership limitation to any holder that exceeds the limit as a result of its exercise of over-subscription rights and requests a waiver by checking the “9.8% Waiver Request” box on the rights certificate, provided we can do so without jeopardizing our REIT status and such holder enters into an ownership limitation waiver agreement in a form that is reasonably satisfactory to us. Ownership waiver agreements are designed to ensure that we preserve our status as a REIT. The 9.8% limit for a person is computed based on the outstanding common shares, including any common shares issuable to that person upon conversion of preferred shares.  For purposes of determining whether you will need to request a waiver from us, you should assume that a waiver will be required if you would own more than 1,550,000 common shares.

If an ownership waiver cannot be granted, any rights exercised by a holder and any common shares subscribed for by that holder through the exercise of its basic or over-subscription privilege that would cause it to go over the 9.8% ownership limit will not be considered exercised or subscribed for by that holder. The total subscription price paid by a holder for rights that are not considered exercised and for common shares not considered subscribed for will be returned to that holder, without interest, as soon as practicable after completion of this offering.

If a holder that is not granted a waiver subscribes for and, inadvertently or otherwise, is issued a number of common shares that causes that holder to go over the 9.8% ownership limit, the number of common shares in excess of the 9.8% ownership limit will be “Excess Securities” under our by-laws and therefore will not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes. See “DESCRIPTION OF CAPITAL STOCK -- Common Shares -- Restriction on Size of Holdings” in the base prospectus.

Q:           Has the Company granted any ownership limitation waivers in advance of this offering?

A:           Prior to this offering, we granted an ownership waiver to Fairholme Capital Management, L.L.C. on behalf of its investment advisory clients and affiliates, which we refer to as Fairholme, an affiliate of Bruce R. Berkowitz, our former trustee, which permits Fairholme to acquire up to 24% in the aggregate of our outstanding common shares on a fully diluted basis.  In addition, FUR Investors, an affiliate of FUR Advisors, our external advisor, was granted a waiver in connection with its original acquisition of shares in 2003 which enables it to hold up to 33% of the outstanding common shares on a fully diluted basis.

Q:           What are the United States federal income tax consequences of exercising my subscription rights as a holder of common shares?

A:           A holder of common shares generally should not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering.  A holder of Series B-1 Preferred Shares may recognize dividend income for federal income tax purposes in connection with the receipt of subscription rights in the offering, but should not recognize income or loss for federal income tax purposes in connection with the exercise of the subscription rights.  We urge you to consult your own tax advisor with respect to the particular tax consequences to you of the rights offering and your exercise of the subscription rights. See “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

Q:           When will I receive certificates for the shares purchased in the rights offering?

A:           We will issue certificates representing shares purchased in the rights offering to you or to The Depository Trust Company on your behalf, as the case may be, as soon as practicable after the completion of the rights offering.

Q:           What should I do if I have other questions or need assistance?

A:           If you have other questions or need assistance, please contact MacKenzie Partners, Inc., the Information Agent for the rights offering, at the following address and telephone number:

MacKenzie Partners, Inc
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: rightsoffering@mackenziepartners.com

For a more complete description of the rights offering, see “THE RIGHTS OFFERING.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement.  The following summary information is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus supplement and the base prospectus.  This summary may not contain all of the information that you should consider prior to making a decision to exercise your subscription rights.  You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” and the financial statements and notes to these statements contained or incorporated by reference in this prospectus supplement and the base prospectus.  Unless the context otherwise requires, references to “we,” “us,” “our” or the “Company” refer to Winthrop Realty Trust and its subsidiaries.

Our Company

We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio. Our operations are managed by FUR Advisors LLC, who we refer to as FUR Advisor or our advisor. Our common shares are traded on the NYSE under the symbol “FUR.” We conduct our business through WRT Realty L.P., a Delaware limited partnership which we refer to as the operating partnership.  We are the sole general partner of, and own all of the limited partnership interests in, the operating partnership.  Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust or “UPREIT” structure, provides us with additional flexibility when acquiring properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership.  Although we have not yet issued any limited partnership interests in connection with the acquisition of an asset, we believe that this structure facilitates our ability to acquire portfolio and individual properties by enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes.

We are engaged in the business of owning real property and real estate related assets which we categorize into three operating segments: (i) the ownership of investment properties which we refer to as operating properties; (ii) the origination and acquisition of loans and debt securities secured directly or indirectly by commercial and multi-family real property, which we refer to as loan assets and loan securities, including collateral mortgage-backed securities, which we refer to as CMBS, and collateral debt obligations, which we refer to as CDO’s; and (iii) the ownership of equity and debt securities in other REITs, which we refer to as REIT securities.

As of August 31, 2009, we held interests in properties containing approximately 9.5 million square feet of rentable space, owned either directly by us or through joint ventures. We also held loan assets and loan securities totaling $77.0 million, which consists primarily of our investment in the Marc Realty portfolio.  In addition, we held REIT securities valued at $59.9 million and cash and cash equivalents of approximately $28.2 million.  As of June 30, 2009, we had written down our investment in Lex-Win Concord LLC, which we refer to as Concord, to zero for financial statement purposes but we, together with our partners, have not ceased to work towards some equity recovery.

Our executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507 and Two Jericho Plaza, Jericho, New York 11753.  Our telephone numbers are (617) 570-4614 and (516) 822-0022 and our website is located at http:/www.winthropreit.com.  None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus supplement is a part of this prospectus supplement.

The Rights Offering

Further details concerning this part of the summary are set forth under “THE RIGHTS OFFERING.” Only holders of record of our common shares and Series B-1 Preferred Shares on the record date stated below may exercise rights.

Securities Offered
We are distributing to you, at no charge, one non-transferable subscription right for every three and one-half common shares that you owned (or in the case of Series B-1 Preferred Shares, one subscription right for every three and one-half common shares issuable upon conversion) at 5:00 p.m., New York City time, on October 22, 2009, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees, on your behalf, as a beneficial owner of such shares.  We will not distribute any fractional subscription rights but will round down the number of subscription rights you receive to the nearest whole number.

Subscription Rights	Each subscription right entitles you to purchase one common share upon payment of the subscription price.

Record Date
October 22, 2009 at 5:00 p.m., New York City time.  Only holders of our common shares or Series B-1 Preferred Shares as of the record date will receive rights to subscribe for shares in the rights offering.

Expiration Date
The rights expire on November 19, 2009 at 5:00 p.m., New York City time. Rights not exercised by the expiration of the rights offering will be null and void.  We have the option, in our sole discretion, to extend the expiration of the rights offering for any reason, for a period not to exceed 30 business days.

Subscription Price	$9.05 per share, payable in cash. You must make payment for shares subscribed for under the basic subscription rights at the time that you submit your subscription rights.

Over-subscription Rights
If you fully exercise your basic subscription rights, the over-subscription rights entitle you to subscribe for additional common shares at the same subscription price that applies to your basic subscription privilege.

We will be able to satisfy your exercise of the over-subscription rights only if other shareholders do not elect to purchase all of the shares offered under their basic subscription rights.  We will honor over-subscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription rights.  If over-subscription requests exceed shares available, we will allocate the available shares pro rata based on the number of shares each oversubscribing shareholder purchased under the basic subscription rights.

You do not need to send payment for the exercise of your over-subscription rights at the time you return your rights certificate.  We will notify you within five business days after the expiration of this offering as to how many, if any, additional shares that you subscribed for under the over-subscription privilege have been allocated to you.  You will then be obligated to send in full payment for such additional shares within five business days of such notification.

Series B-1 Preferred Shares Conversion Offer:
We have offered holders of Series B-1 Preferred Shares the right, in a private transaction which we refer to as the conversion offer, to convert all or any portion of their Series B-1 Preferred Shares into an equivalent number of shares of our newly-issued Series C Preferred Shares.  Holders of Series B-1 Preferred Shares will have the right, which right expires on October 28, 2009, to convert one Series B-1 Preferred Share into one Series C Preferred Share.  The Series C Preferred Shares will have a more favorable conversion rate than the existing Series B-1 Preferred Shares and will entitle the holder to receive 1.786 common shares on conversion of each Series C Preferred Share as compared to 1.111 common shares that are presently issuable on conversion of each Series B-1 Preferred Share.

Effect of Ownership Limitation
To help maintain our status as a real estate investment trust (REIT), our by-laws restrict beneficial and constructive ownership of common shares by any person or group of persons acting collectively to 9.8% of our outstanding common shares.

If you only exercise your basic subscription rights, your percentage ownership interest in us on a fully diluted basis giving effect to the conversion of our Series B-1 Preferred Shares into common shares will neither increase nor decrease. However, if Series B-1 Shares are converted in the conversion offer, your ownership in us will decrease on a fully-diluted basis if you only exercise your basic subscription right and may also decrease even if you exercise your over-subscription right.  If you fail to exercise all or a portion of your subscription rights, your ownership percentage in us will decrease.  We intend to grant waivers from our 9.8% ownership limitation to any holder that exceeds the limit as a result of its exercise of over-subscription rights and requests a waiver from us by checking the “9.8% Waiver Request” box on the rights subscription certificate, provided doing so does not jeopardize our REIT status and such holder enters into an ownership limitation waiver agreement in a form that is reasonably satisfactory to us.  Ownership limitation waiver agreements are designed to ensure that we preserve our status as a REIT.  For example, such agreements will not permit a holder’s ownership of our outstanding common shares in excess of the 9.8% limitation to cause us to become “closely held” in violation of one of the requirements for REIT status. In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities).

The 9.8% limit for a person is computed based on the outstanding common shares, including any common shares issuable to that person upon conversion of preferred shares. For purposes of determining whether you will need to request a waiver from us you should assume that a waiver will be required if you would own more than 1,550,000 common shares.

If an ownership waiver cannot be granted, any rights exercised by a holder and any common shares subscribed for by that holder through the exercise of its over-subscription rights that would cause it to go over the 9.8% ownership limit will not be considered exercised or subscribed for by that holder. The total subscription price paid by a holder for rights that are not considered exercised and for common shares not considered subscribed for will be returned to that holder, without interest, as soon as practicable after completion of this offering.

Ownership Limitation Waivers:
Prior to this offering, we granted an ownership waiver to Fairholme which permits Fairholme to acquire up to 24% in the aggregate of our outstanding common shares on a fully diluted basis.  In addition, FUR Investors, an affiliate of FUR Advisors,  was granted a waiver in connection with its original acquisition of shares in 2003 which enables it to hold up to 33% of the outstanding common shares on a fully diluted basis.

Ownership of Executive Officers
In the event that our executive officers both directly and through FUR Investors, acquire a minimum of 500,000 common shares, which they have indicated they will subscribe for, the ownership by our executive officers, both directly and through FUR Investors, of our common shares on a fully diluted basis would be approximately 14.8% if the offering is fully subscribed.

Use of proceeds	We will use the net proceeds of this offering for general corporate purposes, including the possible acquisition of new investments.

Non-transferability of rights	The subscription rights may not be sold, transferred or assigned, and will not be listed for trading on any stock exchange.

No board recommendation
Our board of trustees makes no recommendation to you about whether you should exercise any rights. You are urged to make your decision based on your own assessment of our business and the rights offering. For more information regarding some of the risks inherent in this rights offering, please see “RISK FACTORS” beginning on page S-13 and in the base prospectus beginning on page 2.

Impact on Dividend
As a result of the increase in number of common shares outstanding following this offering it is likely that our per share dividend payable on our common shares will decrease until such time as we can deploy the proceeds from this offering in investments which increase our recurring and nonrecurring cash flow.  See “RISK FACTORS” beginning on page S-13.

Revocation	You can revoke your subscription exercise at any time until the offering period has expired.

Material United States federal income tax consequences
A holder of common shares generally should not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering.  A holder of Series B-1 Preferred Shares may recognize dividend income for federal income tax purposes in connection with the receipt of subscription rights in the offering, but should not recognize income or loss for federal income tax purposes in connection with the exercise of the subscription rights.  We urge you to consult your own tax advisor with respect to the particular tax consequences to you of the rights offering and your exercise of the subscription rights.  For more information, see “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

Extension, withdrawal, cancellation and cancellation and amendment
We have the option, in our sole discretion, to extend the  rights offering and the period for exercising your subscription rights, for a period not to exceed 30 business days, although we do not presently intend to do so.  Our board of trustees may cancel, withdraw or terminate the rights offering in its sole discretion at any time prior to or on the expiration of the rights offering for any reason (including, without limitation, a change in the market price of our common shares). In the event that this offering is cancelled, withdrawn or terminated, all funds received from subscriptions by shareholders will be returned. Interest will not be payable on any returned funds.  We also reserve the right to amend the terms of this rights offering.

Procedure for exercising rights
To exercise rights, you must complete the rights certificate and deliver it to the Subscription Agent, Computershare, together with full payment for all the basic subscription rights you elect to exercise.  Alternatively, a holder may use the guaranteed delivery procedures described below.  Computershare must receive the proper forms and payments on or before the expiration of the rights offering.  You may deliver the documents and payments by mail or commercial courier.  If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

You do not need to send payment for the exercise of your over-subscription rights at the time you return your rights certificate.  We will notify you within five business days after the expiration of this offering as to how many, if any, additional shares that you subscribed for under the over-subscription rights have been allocated to you.  You will then be obligated to send in full payment for such additional shares within five business days of such notification.

Questions	Questions regarding the rights offering should be directed to our Information Agent, at (800) 322-2885.

Shares outstanding before the rights offering	15,861,231 of our common shares (17,412,187 on a fully-diluted basis) were outstanding as of September 30, 2009.

Shares outstanding after completion of the rights offering
We anticipate that we will have 20,836,142 common shares outstanding following the completion of the rights offering if the offering is fully subscribed.  On a fully diluted basis we anticipate that we will have outstanding 22,387,098 common shares assuming no Series B-1 Preferred Shares are converted into Series C Preferred Shares in the conversion offer or 23,328,998 common shares on a fully-diluted basis assuming all Series B-1 Preferred Shares are converted into Series C Preferred Shares in the conversion offer.

Risk factors
Shareholders considering making an investment in the rights offering should consider the risk factors described in “RISK FACTORS” beginning on page S-13 in this prospectus supplement and on page 2 in the base prospectus.

Fees and expenses	We will bear the fees and expenses relating to the rights offering.

New York Stock Exchange trading symbol	Shares of our common stock are currently listed for quotation on the NYSE under the symbol “FUR”.

RISK FACTORS

The exercise of your subscription rights for shares of our common and investing in our common shares involves a high degree of risk.  Before exercising your subscription rights and purchasing our common shares, you should carefully consider the following "Risk Factors" as well as the risk factors discussed under the heading Risk Factors in the base prospectus accompanying this prospectus supplement.  Each of the risks described could result in a decrease in the value of our common shares and your investment therein.  Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports, certain of which are also incorporated by reference into this prospectus supplement.  Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

As a holder of common shares, you may suffer significant dilution of your percentage ownership of our common shares.

If you do not exercise your subscription rights and shares are purchased by other shareholders in the rights offering, your proportionate voting and ownership interest will be reduced and the percentage that your original shares represent of our expanded equity after exercise of the subscription rights will be diluted. Even if the holders of our common shares choose to exercise their subscription rights in full, their percentage ownership of our common shares could still decrease because we are also providing subscription rights to holders of our Series B-1 Preferred Shares.  The magnitude of the reduction of your percentage ownership will depend upon the extent to which you subscribe in the rights offering.  If you do not exercise your basic subscription rights, you will experience a 23.9% dilution in your ownership percentage of common shares and a 22.2% dilution in your ownership percentage of common shares assuming the conversion of all Series B-1 Preferred Shares.

The issuance of Series C Preferred Shares in the Conversion Offer will cause you to suffer dilution of your percentage ownership of our common shares on a fully diluted basis.

We have offered holders of Series B-1 Preferred Shares the right to convert all or any portion of their Series B-1 Preferred Shares into an equivalent number of shares of our newly-issued Series C Preferred Shares.  Holders of Series B-1 Preferred Shares will have the right, which right expires on October 28, 2009 to convert one Series B-1 Preferred Share into one Series C Preferred Share.  Pursuant to the terms of the Series C Preferred Shares, each Series C Preferred Share will be convertible into 1.786 common shares as compared to the 1.111 common shares into which each Series B-1 Preferred Share is convertible.  Accordingly, if all 1,396,000 Series B-1 Preferred Shares outstanding on the date of this prospectus supplement are converted into Series C Preferred Shares, the dilution to common shareholders on a fully diluted basis in their ownership percentage of common shares attributable solely to the new conversion rate will be 5.13%, assuming no shares are sold in this rights offering and 4.04% assuming this rights offering is fully subscribed.

Our dividend rate payable on our common shares will likely decrease as a result of additional common shares outstanding.

In paying dividends on our common shares we endeavor to have our dividends track cash flow from operations, both recurring and nonrecurring.  Accordingly, by issuing up to 4,974,911 common shares in this offering, the per share dividend will likely decrease until such time as we can deploy the proceeds from this offering in investments which increase our recurring and nonrecurring cash flow.  Based on the current dividend rate, assuming this offering is fully subscribed, the decrease to the current quarterly dividend is expected not to exceed $.06 per share per quarter.

We may cancel the rights offering.

We may unilaterally withdraw or terminate this rights offering in our discretion until the expiration of the rights offering.  If we elect to withdraw or terminate the rights offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return, without interest or penalty, any subscription payments.

To exercise your subscription rights, you need to act promptly and follow subscription instructions.

If you desire to purchase shares in this rights offering, you must act promptly to ensure that all required forms and basic subscription payments are actually received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on November 19, 2009, the expiration of the rights offering.  If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, we may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received.  If your exercise is rejected, your payment of the exercise price will be promptly returned. Neither we nor our Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment.  We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures and to decide all questions as to the validity, form and eligibility (including times of receipt and beneficial ownership).  Alternative, conditional or contingent subscriptions will not be accepted. We reserve the absolute right to reject any subscriptions not properly submitted. In addition, we may reject any subscription if the acceptance of the subscription would be unlawful.  We also may waive any irregularities (or conditions) in the subscription. If you are given notice of a defect in your subscription, you will have five business days after the giving of notice to correct it.  You will not, however, be allowed to cure any defect later than 5:00 p.m., New York City time, on the expiration date.  We are not obligated to give you notification of defects in your subscription.  We will not consider an exercise to be made until all defects have been cured or waived.

The subscription price is not a reflection of our value.

The subscription price of $9.05 per share was determined by our board of trustees.  Our board of trustees set the $9.05 per share subscription price after considering a variety of factors discussed under “THE RIGHTS OFFERING -- Determination of Subscription Price”, including the market price.  The price, however, does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, earnings or financial condition or any other established criteria for value. Our common shares may trade at prices below the subscription price after the completion of this offering, and we cannot assure you that you will be able to sell shares purchased during this offering at a price equal to or greater than the $9.05 per share subscription price.

USE OF PROCEEDS

The maximum proceeds to us from the sale of our common shares in this rights offering is estimated to be approximately $45.0 million before deducting the estimated $200,000 offering expenses allocable to and payable by us.

We intend to use the net proceeds of the rights offering for general corporate purposes, including the possible acquisition of new investments.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2009 on a historical basis.  The table also includes our capitalization on a pro forma basis reflecting our acquisition of Series B-1 Cumulative Convertible Redeemable Preferred Shares and the issuance of common shares pursuant to our dividend reinvestment and stock purchase plan and assumes the completion of a fully-subscribed rights offering.

(In thousands, except share and per share data)

	Historical as reported	Rights Offering (1)	Pro Forma Adjustments		Pro Forma

Mortgage loans payable	$226,655	$--	$--		$226,655
Loan payable	19,818	--	--		19,818
Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, $25 per share liquidating preference, 1,496,000 shares authorized and outstanding	37,400	--	(2,500	)(2)	34,900

EQUITY

Common Shares, $1 par unlimited shares authorized, 15,823,249 outstanding	15,823	4,975	38	(3)	20,836
Additional paid-in capital	461,614	39,848	293	(3)	501,755
Accumulated other comprehensive (loss)	(303,176)	--	--		(303,176)
Accumulated distributions in excess of net income	(373)	--	444	(2)	71
Total Winthrop Realty Trust Shareholders’ Equity	173,888	44,823	775		219,486
Non-controlling interest	11,274	--	--		11,274

Total capitalization	$469,035	$44,823	$(1,725)		$512,133

_________________
(1)	Based upon 4,974,911 common shares issued pursuant to this rights offering at a subscription price of $9.05 per share less approximately $200 of other expenses related to the rights offering.
(2)	In July 2009 we acquired 100,000 of our Series B-1 Cumulative Convertible Redeemable Preferred Shares.
(3)	On July 15, 2009 we issued an aggregate of 37,984 common shares pursuant to our dividend reinvestment and stock purchase plan.

THE RIGHTS OFFERING

Before exercising any subscription rights, you should read carefully the information set forth under “RISK FACTORS” above.

Basic Subscription Rights; Over-Subscription Rights; Limitation on Subscription

Basic Subscription Rights

We are distributing to the holders of record of our common shares and Series B-1 Preferred Shares on October 22, 2009, at no charge, one non-transferable subscription right for every three and one-half common shares they own (or, in the case of the Series B-1 Preferred Shares, one subscription right for every three and one-half common shares issuable upon conversion).  The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to purchase one of our common shares.  You are not required to exercise any or all of your subscription rights.

If, pursuant to your exercise of your subscription rights, the number of common shares you are entitled to receive would result in your receipt of fractional shares, the aggregate number of shares issued to you will be rounded down to the nearest whole number.

Over-Subscription Rights

Holders of rights who exercise their basic subscription rights in full will have over-subscription rights, subject to the availability of shares following exercise of the basic subscription rights.  The over-subscription rights entitle such rights holders to purchase, also at $9.05 per share, the shares remaining available, if any, after exercise of the basic subscription rights by the other rights holders.  If there are not enough common shares to satisfy all subscriptions made under the over-subscription rights, we will allocate the remaining common shares pro rata, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of common shares that over-subscribers have purchased by exercising their basic subscription rights. If there is a pro rata allocation of the remaining common shares and you receive an allocation of a greater number of shares than you subscribed for under your over-subscription rights, then we will allocate to you only the number of shares for which you subscribed.  Any remaining shares will then be allocated among holders who over-subscribed for more than their pro rata portion of the over-subscription shares in the same manner until all over-subscription shares have been allocated.

Limitation on Subscription

To help maintain our status as a real estate investment trust (REIT), our by-laws restrict beneficial and constructive ownership of common shares by any person or group of persons acting collectively to 9.8% of our outstanding common shares. “DESCRIPTION OF CAPITAL STOCK -- Common Shares -- Restriction on Size of Holdings” in the base prospectus.

If you only exercise your basic subscription rights, your percentage ownership interest in us on a fully diluted basis giving effect to the conversion of our Series B-1 Preferred Shares will neither increase nor decrease.  However, if Series B-1 Shares are converted in the conversion offer, your percentage ownership interest in us will decrease on a fully-diluted basis if you only exercise your basic subscription right and may also decrease even if you exercise your over-subscription right.  If you fail to exercise all or a portion of your subscription rights, your ownership percentage in us will decrease.  We intend to grant waivers from our 9.8% limitation to any holder that exceeds the limit as a result of its exercise of over-subscription rights and requests a waiver from us by checking the “9.8% Waiver Request” box on the rights certificate, provided such holder enters into an ownership limitation waiver agreement in a form that is reasonably satisfactory to us.  Ownership waiver agreements are designed to ensure that we preserve our status as a REIT.  For example, such agreements will not permit a holder’s ownership of our outstanding common shares in excess of the 9.8% limitation to cause us to become “closely held” in violation of one of the requirements for REIT status. In order for us to qualify as a REIT under the Code, not more than 50% (by value) of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities).

The 9.8% limit for a person is computed based on the outstanding common shares, including any common shares issuable to that person upon conversion of preferred shares.  For purposes of determining whether you will need to request a waiver from us, you should assume that a waiver will be required if you would own more than 1,550,000 common shares.

If an ownership waiver cannot be granted, any rights exercised by a holder and any common shares subscribed for by that holder through the exercise of its over-subscription rights that would cause it to go over the 9.8% ownership limit will not be considered exercised or subscribed for by that holder. The total subscription price paid by a holder for rights that are not considered exercised and for common shares not considered subscribed for will be returned to that holder, without interest, as soon as practicable after completion of this offering.

If a holder that is not granted a waiver subscribes for and, inadvertently or otherwise, is issued a number of common shares that causes that holder to go over the 9.8% ownership limit, the number of common shares in excess of the 9.8% ownership limit will be “Excess Securities” under our by-laws and therefore will not, in the hands of that holder, have dividend, voting and other rights or be considered outstanding for quorum, voting and other purposes. See “DESCRIPTION OF CAPITAL STOCK - Common Shares - Restriction on Size of Holdings” in the base prospectus.

Ownership Limitation Waivers

Prior to this offering, we granted an ownership waiver to Fairholme which permits Fairholme to acquire up to 24% in the aggregate of our outstanding common shares on a fully diluted basis.  In addition, FUR Investors, an affiliate of FUR Advisors,  was granted a waiver in connection with its original acquisition of shares in 2003 which enables it to hold up to 33% of the outstanding common shares on a fully diluted basis.

Commitments of Executive Officers

Our executive officers, both directly and indirectly through FUR Investors, an affiliate of FUR Advisors, have indicated that they will subscribe for a minimum of 500,000 common shares in the aggregate, of which a minimum of 225,000 common shares will be allocable to Michael L. Ashner, our Chairman and Chief Executive Officer.

Subscription Price

The subscription price for an exercised subscription right is $9.05 per share in cash.

Determination of Subscription Price

Our board of trustees set all of the terms and conditions of the rights offering.  The board of trustees makes no recommendation to you about whether you should exercise any of your subscription rights. The board of trustees considered the following factors in establishing the subscription price:

•	strategic alternatives for capital raising;

•	the anticipated financial effect of the rights offering;

•	the recent market price of our common shares;

•	how to best incentivize participation in the rights offering;

•	our business prospects; and

•	general conditions in the securities markets.

The $9.05 per share subscription price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, the future market value of our common shares, or any other established criteria for value.  There can be no assurance that you will be able to sell shares purchased in this offering at a price equal to or greater than the $9.05 per share subscription price.  On October 13, 2009, the closing price of a common share on the NYSE was $9.68.  No change will be made to the cash subscription price by reason of changes in the trading price of our common shares prior to the closing of the rights offering.

We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price for the offering.  You should not consider the subscription price as an indication of the value of us or our common shares.

Expiration Date, Extensions and Termination

We will keep the rights offering open until November 19, 2009.  You may exercise your subscription right at any time at or before 5:00 p.m., New York City time, on November 19, 2009, the expiration date for the rights offering.  However, we may extend the offering period for exercising your subscription rights from time to time in our sole discretion, with such extension not to exceed 30 business days.  If you do not exercise your subscription rights before the expiration of the rights offering, your unexercised subscription rights will be null and void.  We will not be obligated to honor your exercise of subscription rights if the Subscription Agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

We may, as mentioned above, extend the expiration of the rights offering from time to time by giving oral or written notice to the Subscription Agent on or before the scheduled expiration of the rights offering, for a period not to exceed 30 business days.  If we elect to extend the completion of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering.

We may unilaterally terminate or withdraw the rights offering until the expiration of the rights offering.  See “Withdrawal and Amendment” below.

Reasons for the Rights Offering

In approving the rights offering, our board of trustees carefully evaluated our need for financial flexibility and additional capital. The board also considered alternative capital raising methods that are available to us, including, among other things, the costs and expenses associated with such methods. In conducting its analysis, the board of trustees also considered the effect on the ownership percentage of the current holders of our common shares caused by the rights offering, the pro-rata nature of a rights offering to our shareholders, the market price of our common shares and general conditions of the securities and credit markets.

After weighing the factors discussed above and the effect of the rights offering of generating approximately $45.0 million, before expenses, in additional capital for us, we determined to initiate this rights offering.  As described in “USE OF PROCEEDS,” the proceeds of the rights offering are intended to be used for general corporate purposes including the possible acquisition of new investments.

Non-transferability of the Subscription Rights

Except in the limited circumstances described below, only you may exercise your subscription rights. You may not sell, give away or otherwise transfer your subscription rights.

Notwithstanding the foregoing, your subscription rights may be transferred by operation of law; for example, a transfer of subscription rights to the estate of the recipient upon the death of the recipient would be permitted.  If the subscription rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration of the rights offering.

Withdrawal and Amendment

We reserve the right to withdraw or terminate this rights offering at any time for any reason until the expiration of the rights offering. In the event that this offering is withdrawn or terminated, all funds received from subscriptions by shareholders will be returned. Interest will not be payable on any returned funds.

We reserve the right to amend the terms of this rights offering.  If we make an amendment that we consider significant, we will:

•	mail notice of the amendment to all shareholders of record as of the record date; and

•	if necessary, extend the expiration of the rights offering at least 10 days following the date of such amendment.

The extension of the expiration of the rights offering will not, in and of itself, be treated as a significant amendment for these purposes.

You may exercise your subscription rights by delivering the following to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on November 19, 2009, the date on which the subscription rights expire:

•	your properly completed and executed rights certificate with any required supplemental documentation; and

•	your full subscription price payment for each share subscribed for under your basic subscription rights.

Certificates for Common Shares

As soon as practicable after the expiration of the rights offering, the Subscription Agent will mail to each exercising subscription rights holder of record that has validly exercised the basic subscription rights a certificate representing common shares purchased pursuant to the basic subscription rights.  The Subscription Agent also will arrange for issuance through DTC of shares subscribed for by or through DTC participants.  Certificates representing the over-subscription shares will be delivered as soon as practicable after the expiration of the subscription period so that we may make such pro-rations as may be necessary in the event the over-subscription requests exceed the number of remaining available shares in the rights offering.

How to Exercise Your Rights

Rights holders may subscribe to purchase shares by:

•	completing and signing the rights certificate which accompanies this prospectus supplement;

•	mailing or delivering the rights certificate to Computershare, the Subscription Agent, at the appropriate address in the table below; and

•	sending with your rights certificate the required payment for the exercise of your basic subscription rights.

For your convenience, a self-addressed envelope is enclosed with this prospectus supplement which you may use if you return the rights certificate and payment by mail.

You should carefully read and follow those instructions. In order for a subscription to be accepted, the Subscription Agent must receive either the rights certificate or the notice of guaranteed delivery described below and payment for the shares (including clearance of personal checks used for payment) before the expiration of the subscription period.

Rights holders are not required to pay for the shares subscribed for under the over-subscription rights when they return the subscription certificate or notice of guaranteed delivery. In order to exercise their over-subscription rights, they must exercise in full their basic rights and indicate on the rights certificate the amount of the over-subscription rights the holder wishes to exercise.  Within five business days after the expiration of the subscription period, we will make such pro-rations as may be necessary to the over-subscription requests and notify each over-subscribing rights holder as to how many additional shares so subscribed for under the over-subscription rights, if any, have been allocated to such holder.  The over-subscribing rights holder will then be obligated to pay for such over-subscription shares in full within five business days after such notification.

You should make checks payable to: Computershare, the Subscription Agent for this rights offering. You should mail or deliver checks and completed rights subscription certificates to the Subscription Agent at:

If by mail:	If by registered, certified, or express mail, overnight delivery:

Computershare	Computershare
Attn: Corporations Actions	Attn: Corporate Actions
P.O. Box 43011	250 Royall Street Suite V
Providence, RI 02940-3011	Canton, MA 02021

Any rights holder who has not submitted a properly completed rights certificate (or notice of guaranteed delivery) along with payment of the basic subscription price (including clearance of personal checks used for payment) to the Subscription Agent by 5:00 p.m., New York City time, on November 19, 2009, unless such subscription period is extended by us, shall forfeit all rights to subscribe in the rights offering.

Funds paid by uncertified personal checks may take at least five business days to clear and such checks must clear by the expiration of the subscription period in order for the required payment to have been made.  Accordingly, if any rights holder wishes to pay the subscription price by means of an uncertified personal check, the rights holder is urged to make payment sufficiently in advance of the expiration of the subscription period to ensure that the payment is received and clears before that time.  Rights holders are also urged to consider, any alternative payment by means of certified or cashier’s check, or money order.

If a rights holder wishes to exercise his or her subscription rights, but there is not sufficient time to deliver the subscription certificate before the time the rights expire, the holder may exercise the rights by delivering payment in full for such holder’s basic subscription right along with the notice of guaranteed delivery in the form included as part of the subscription documents sent with this prospectus supplement on or prior to the expiration date.  The notice of guaranteed delivery must be guaranteed by a commercial bank, trust company or credit union having an office branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP.  Notices of guaranteed delivery should be mailed or delivered to the appropriate addresses set forth above.

Acceptance of Subscriptions

We are entitled to resolve all questions concerning the timeliness, validity, form and eligibility of any exercise of basic or over-subscription rights. Our determination of these questions will be final and binding.  In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right because of any defect or irregularity.

Rights certificates will not be considered received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  Neither we nor the Subscription Agent has any duty to give notification of any defect or irregularity in connection with the submission of rights certificates or any other required document.  Neither we nor the Subscription Agent will incur any liability for failure to give such notification.

We reserve the right to reject any exercise of basic or over-subscription rights if the exercise does not fully comply with the terms of the rights offering or is not in proper form or if the exercise of rights would be unlawful.

Revocation

Any holder of subscription rights that has exercised its subscription rights may revoke such exercise prior to the expiration date of this offering.  In order to effect such a revocation, a written or facsimile transmission notice of revocation must be received by the Subscription Agent, at its address set forth in this prospectus supplement, prior to the expiration date.  Any such notice of revocation must (i) specify the name of the person who has exercised the subscription rights being revoked, (ii) identify the rights certificate(s) for which a subscription exercise is being revoked (including the certificate number or numbers and the number of common shares for which such rights certificate(s) may be exercised) and (iii) be signed by the holder in the same manner as the original signature on the rights certificate(s) previously tendered.  All questions as to the validity, form and eligibility (including time of receipt thereof) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties.  Any rights certificate for which a right of exercise has been revoked will be deemed not to have been validly tendered for purposes of this offering and no common shares will be issued with respect thereto unless such rights certificate is validly retendered.  Properly revoked rights certificates may be retendered by following the procedures described above under “How to Exercise Your Rights” at any time prior to the expiration date.

Incomplete Forms; Insufficient Payment

If you do not indicate the number of rights being exercised, or do not forward sufficient payment for the number of basic subscription rights that you indicate are being exercised, then we will accept the subscription forms and payment only for the maximum number of basic subscription rights that may be exercised based on the actual payment delivered.  We will return any payment not applied to the purchase of shares under the rights offering procedures to those who made these payments as soon as practicable by mail. Interest will not be payable on amounts refunded.

Notice to Beneficial Holders

If you are a broker, a trustee or a depository for securities who holds common shares for the account of others at the close of business on October 22, 2009, the record date for the rights offering, you should notify the respective beneficial owners of such shares on that date of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights.  You should obtain instructions from the beneficial owner with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners.  If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the Subscription Agent with the proper payment.  If you hold common shares for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common shares on the record date for the rights offering, provided that, you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” which we will provide to you with your rights offering materials.

Beneficial Owners

If you are a beneficial owner of common shares or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering.  If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common shares directly and would prefer to have your broker, custodian bank or other nominee exercise your subscription rights, you should contact your nominee and request it to effect the transaction for you.  To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.”  You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you.

Instructions for Completing your Rights Certificate(s)

You should read and follow the instructions accompanying the rights certificate(s) carefully.

If you want to exercise your subscription rights, you should send your rights certificate(s) with your basic subscription price payment to the Subscription Agent at the addresses indicated above.  A self-addressed envelope is provided with this prospectus supplement which you may use if you send the rights certificate and payment by mail. Do not send your rights certificate(s) or subscription price payment to us.

YOU ARE RESPONSIBLE FOR THE METHOD OF DELIVERY OF YOUR RIGHTS CERTIFICATE(S) WITH YOUR SUBSCRIPTION PRICE PAYMENT TO THE SUBSCRIPTION AGENT.  If you send your rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.  You should allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the time the rights offering expires.

Regulatory Limitation

We will not be required to issue common shares to you pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

Procedures for DTC Participants

If you are a participant in The Depository Trust Company, or DTC, and the shares you own are held through DTC, we expect that your exercise of your basic subscription rights and oversubscription rights may be made through the facilities of DTC.  Payment for each share subscribed for under the basic subscription right must be made at the time the rights are exercised.  You will be obligated to pay for over-subscription shares within five business days after receiving notice from us as to how many (if any) shares have been allocated to you under the over-subscription rights.

Foreign or Other Shareholders Located Outside the United States

Rights certificates will be mailed to rights holders whose addresses are outside the United States or who have an Army Post Office or Fleet Post Office address.  To exercise such subscription rights, you must notify the Subscription Agent, and take all other steps that are necessary to exercise your subscription rights, on or prior to the expiration of the rights offering.  If the procedures set forth in the preceding sentence are not followed prior to the expiration of the rights offering, your subscription rights will expire.

No Board Recommendation

An investment in our common shares must be made according to each investor’s evaluation of its own best interests. Accordingly, our board of trustees is not making any recommendation as to whether you should exercise your subscription rights.  In making the decision to exercise or not exercise your subscription rights, you must consider your own best interests.  You are urged to make your decision based on your own assessment of our business and the rights offering.  Among other things, you should carefully consider the risks that are described under the heading “RISK FACTORS.”

Common Shares Outstanding after the Rights Offering

Upon the issuance of the common shares offered in the rights offering, 20,836,142 shares of common shares will be issued and outstanding.  This would represent an approximate 31.4% increase in the number of common shares on the record date for the rights offering and an approximate 28.6% increase on a fully diluted basis assuming no conversion of any Series B-1 Preferred Shares into Series C Preferred Shares.

Other Matters

We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any of our common shares from rights holders who are residents of those states or other jurisdictions.  We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in order to comply with the securities law requirements of those states or other jurisdictions.  We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions you will not be eligible to participate in the rights offering.

Fees and Expenses

We will pay all fees charged by the Information Agent and the Subscription Agent.  You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.  Neither we, the Information Agent nor the Subscription Agent will pay such expenses.

Issuance of Share Certificates

Share certificates for shares purchased in this rights offering through the exercise of basic subscription rights will be issued as soon as practicable after the expiration of the rights offering.  Certificates representing the over-subscription shares will be delivered as soon as practicable after the expiration of the subscription period and after we have (1) made such pro-rations as may be necessary in the event the over-subscription requests exceed the number of remaining available shares in the rights offering, (2) notified over-subscribing rights holders as to how many (if any) shares over-subscribed have been allocated to them and (3) received payment for such over-subscription shares from over-subscribing holders.  Our Subscription Agent, Computershare, will deliver subscription payments to us only after consummation of this rights offering and the issuance of share certificates to our shareholders that exercised rights and the issuance through DTC of shares subscribed for through DTC.

Information Agent

We have appointed MacKenzie Partners, Inc. as Information Agent for the rights offering.  We will pay the fees and certain expenses of the Information Agent, which we estimate will total $15,000.  Under certain circumstances, we may indemnify the Information Agent from certain liabilities that may arise in connection with the rights offering.

Subscription Agent

We have appointed Computershare as Subscription Agent for the rights offering. We will pay the fees and certain expenses of the Subscription Agent, which we estimate will total approximately $25,000.  Under certain circumstances, we may indemnify the Subscription Agent from certain liabilities that may arise in connection with the rights offering.

IMPORTANT

PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATE AND FOLLOW THOSE INSTRUCTIONS IN DETAIL.  DO NOT SEND SUBSCRIPTION CERTIFICATES DIRECTLY TO US.  YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION CERTIFICATE, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY.  IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.  WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO NOVEMBER 19, 2009.  BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER’S CHECK OR MONEY ORDER.

If You Have Questions

If you have questions or need assistance concerning the procedure for exercising subscription rights, or if you would like additional copies of this prospectus supplement or the Instructions as to the Use of Rights Certificates, you should contact the Information Agent at the following address and telephone number:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email:  proxy@mackenziepartners.com

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax consequences of the rights offering to holders of common shares and Series B-1 Preferred Shares who hold such shares as a capital asset for federal income tax purposes.  This discussion is based on laws, regulations, rulings and decisions in effect on the date of this prospectus supplement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion applies only to holders who are U.S. persons, which is defined as a citizen or resident of the United States, a domestic corporation, any estate the income of which is subject to U.S. federal income taxation regardless of source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has a valid election in place to be treated as a U.S. person.

This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including holders of options or warrants, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation. In the case of a holder that is an entity treated as a partnership for U.S. federal income tax purposes, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the rights offering or the related share issuance.  The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws.  Accordingly, we urge each holder of our common shares and Series B-1 Preferred Shares to consult his or its own tax advisor with respect to the particular tax consequences to such holder of the rights offering and the exercise of the subscription rights, including state and local tax consequences.

Holders of Common Shares

The federal income tax consequences to a holder of common shares of the receipt of subscription rights under the rights offering should be as follows:

•	A holder should not recognize taxable income for federal income tax purposes in connection with the receipt of subscription rights in the rights offering.

•
Except as provided in the following sentence, the tax basis of the subscription rights received by a holder in the rights offering should be zero.  If either (a) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to 15% or greater of the fair market value on such date of the common shares with respect to which the subscription rights are received or (b) the holder irrevocably elects, by attaching a statement to his or its federal income tax return for the taxable year in which the subscription rights are received, to allocate part of the tax basis of the holder’s common shares to the subscription rights, then upon exercise of the subscription rights, the holder’s tax basis in the common shares should be allocated between the common shares and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed.

•
A holder who allows the subscription rights received in the rights offering to expire should not recognize a tax loss, and the tax basis of the common shares owned by such holder with respect to which such subscription rights were distributed should be equal to the tax basis of such common shares immediately before the receipt of the subscription rights in the rights offering.

•	A holder should not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering.

•
The tax basis of the common shares acquired through exercise of the subscription rights should equal the sum of the subscription price for the common shares and the holder’s tax basis, if any, in the subscription rights as described above.

•	The holding period for the common shares acquired through exercise of the subscription rights should begin on the date the subscription rights are exercised.

Holders of Series B-1 Preferred Shares

The federal income tax consequences to a holder of Series B-1 Preferred Shares of the receipt of subscription rights under the rights offering should be as follows:

•	A holder should be treated as receiving a distribution in an amount equal to the fair market value of the subscription rights that it receives.

•
To the extent that the distribution is made out of our earnings and profits, it will be a taxable dividend to the holder.  If the amount of the distribution received by the holder exceeds the holder’s proportionate share of our earnings and profits, the excess will reduce the holder’s tax basis in the Series B-1 Preferred Shares that it holds, and to the extent that the excess is greater than the holder’s tax basis in its shares, it will be treated as gain from the sale of the Series B-1 Preferred Shares.  If the holder has held the applicable Series B-1 Preferred Shares for more than one (1) year, the gain should be treated as long-term capital gain.

•	A holder’s tax basis in the subscription rights that it receives should equal the fair market value of the subscription rights on the date of the distribution.

•
A holder who allows the subscription rights received in the rights offering to expire generally should recognize a capital loss, the deductibility of which would be subject to applicable tax law limitations.

•	A holder should not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering.

•
The tax basis of the common shares acquired through exercise of the subscription rights should equal the sum of the subscription price for the common shares and the holder’s tax basis in the subscription rights as described above.

•	The holding period for the common shares acquired through exercise of the subscription rights should begin on the date the subscription rights are exercised.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range of Common Stock

Our common shares trade on the NYSE under the symbol “FUR”.

On October 13, 2009, the business date prior to the date of this prospectus supplement, the closing price of our common shares on the New York Stock Exchange was $9.68 per share.

The following table sets forth the high and low sales prices per common share on the New York Stock Exchange for the quarterly periods indicated (adjusted to reflect the November 2008 one for five reverse stock split):

	High	Low	Dividends Declared

Year Ended December 31, 2007:
First Quarter	$34.95	$31.20	$0.30	(1)
Second Quarter	$35.95	$31.60	$0.30	(1)
Third Quarter	$36.50	$24.25	$0.325	(1)
Fourth Quarter	$34.20	$24.40	$1.225	(2)

Year Ended December 31, 2008:
First Quarter	$29.75	$20.35	$0.325	(1)
Second Quarter	$23.85	$18,00	$0.325	(1)
Third Quarter	$21.75	$15.05	$0.325	(1)
Fourth Quarter	$19.70	$9.45	$0.375	(3)

Year Ended December 31, 2009:
First Quarter	$12.30	$5.83	$0.25	(1)
Second Quarter	$10.83	$6.63	$0.25	(1)
Third Quarter	$10.15	$8.44	$0.25	(1)

(1)  Represents a regular dividend.
(2)  Includes a regular dividend of $0.325 and a special dividend of $0.90 on our common shares.
(3)  Includes a regular dividend of $0.325 and a special dividend of $0.05 on our common shares.

The approximate number of holders of record of our common shares as of September 30, 2009 was 602.

Dividends

In order to maintain our status as a real estate investment trust (REIT), we generally must pay dividends to our common and preferred shareholders equal to at least 90% of our REIT taxable income each year, excluding taxable income.

In paying dividends on our common shares we endeavor to have our dividends track cash flow from operations, both recurring and nonrecurring.  By issuing up to 4,974,911 common shares in this offering, the per share dividend will likely decrease until such time as we can deploy the proceeds from this offering in investments which increase our recurring and nonrecurring cash flow.  Based on the current dividend rate, assuming this offering is fully subscribed, the decrease in the dividend is expected not to exceed $.06 per share per quarter.

SERIES B-1 PREFERRED SHARE CONVERSION OFFER

On October 12, 2009, we provided holders of the Series B-1 Preferred Shares, all of whom are accredited investors as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, the right, in a private transaction, to convert all or any portion of their Series B-1 Preferred Shares into an equivalent number of shares of our newly-issued Series C Preferred Shares.  This right, which expires on October 28, 2009 and is revocable at our discretion, enables the holders of the Series B-1 Preferred Shares to convert one Series B-1 Preferred Share into one Series C Preferred Share.  The Series C Preferred Shares to be issued in the conversion offer will have substantially the same rights as the Series B-1 Preferred Shares including dividend rate, liquidation amount and mandatory redemption date.  However, under the terms of the Series C Preferred Shares, we are permitted to issue additional preferred shares which are on par with the Series C Preferred Shares, subject to certain limitations, without the consent of the holders of the Series C Preferred Shares.  Presently, we are not permitted to issue additional preferred shares which are on par with the Series B-1 Preferred Shares.  Additionally, the initial conversion price of the Series C Preferred Shares will be $14.00, which is a reduction from the $22.50 conversion price on the Series B-1 Preferred Shares.  At present we have no indication whether any of the holders of the Series B-1 Preferred Shares will elect to exercise their conversion right.  The following table sets forth the substantive differences between the Series B-1 Preferred Shares and the Series C Preferred Shares.

Term	Series B-1 Preferred Shares	Series C Preferred Shares

Conversion Price	$22.50	$14.00

Conversion Rate:	1.111 common shares for each Series B-1 Preferred Share.	1.786 common shares for each Series C Preferred Share.

Mandatory Conversion Right:
Permitted if the market price for common shares for any consecutive 20 trading-day period in a 25 trading period equals or exceeds 125% of the conversion price (presently $28.125) and (ii) there exists at such time a currently effective registration statement covering the resale of common shares issuable upon conversion of Series B-1 Preferred Shares
Same as Series B-1 Preferred Shares but with the reduced conversion price, the initial threshold price will be $17.50.

Payment Priority:	Senior to all other equity.	Junior to the Series B-1 Preferred Shares and senior to the common shares.

Additional Shares:	No senior or pari passu shares can be issued without the consent of two-thirds of the Series B-1 Preferred Shares.
Pari passu shares may be issued without the consent of the holders of the Series C Preferred Shares provided that (i) the Series C Preferred Shareholders are entitled to participate in any such issuance of parity shares in an amount sufficient to maintain such Series C Preferred Shareholder’s percentage ownership in the Company on a fully diluted basis and (ii) the aggregate liquidation value of the then outstanding Series B-1 Preferred Shares, Series C Preferred Shares and the to be issued shares do not exceed 75% of the trading value of the common shares based on the average 10 day trailing closing price.  No senior shares can be issued without the consent of two-thirds of the Series C Preferred Shares.

Repurchase of Parity Shares:	Not permitted without consent of 2/3 of the Series B-1 Preferred Shares	Permitted so long as purchase is made ratably among parity shares and Series C Preferred Shares based on relative aggregate liquidation values.

Election of Trustees:
Right to elect a trustee so long as there are 1,000,000 Series B-1 Preferred Shares outstanding.  In addition, under certain circumstances the holders of Series B-1 Preferred Shares are entitled to elect additional trustees, such that the number of trustees elected by the holders of Series B-1 Preferred Shares equal one-third of the total number of trustees.

Right to elect a trustee only if the dividend payable on the Series C Preferred Shares is not paid, or set aside, for four consecutive quarters, in which case can elect two trustees, if Series B-1 Preferred Shares do not have the right to elect a trustee, or one trustee if Series B-1 Preferred Shares have the right to elect a trustee.

Co-Investment Rights:	Holders have co-investment rights on certain investments where third party funds are obtained by the Company. Holders have the right to invest up to 27.47% of the investment.
Holders will only have co-investment rights to the extent that the remaining Series B-1 Holders do not fully exercise their co-investment rights and then in an amount equal to 27.47% of the investment less the percentage invested by the Series B-1 holders.  Accordingly, if the Series B-1 holders elect to acquire their 27.47% of the investment, the Series C holders will not have the right to co-invest.

The Series C Preferred Shares are not expected to be listed for trading on any securities exchange or national quotation market.  The above description sets forth certain general terms and provisions of the Series C Preferred Shares.  This description does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, the respective terms and provisions of the certificate of designations authorizing the Series C Preferred Shares, our declaration of trust and our bylaws.  Each Series C Preferred Share has a $25.00 liquidation preference.

PLAN OF DISTRIBUTION

We are offering shares of our common shares pursuant to this rights offering directly to holders of our common shares and holders of our Series B-1 Series Preferred Shares on the record date.  We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription privileges in this offering and no commissions, fees or discounts will be paid in connection with it.  Certain of our officers and other employees may solicit responses from you, but such officers and other employees will not receive any commissions or compensation for such services other than their normal employment compensation.

We will pay the fees and expenses of Computershare and MacKenzie Partners, Inc., as subscription agent and information agent, respectively, and have agreed to indemnify the subscription agent and the information agent from any liability it may incur in connection with this offering.

On or about October 23, 2009, we will distribute the rights and copies of this prospectus supplement to the holders of record of our common shares and Series B-1 Preferred Shares as of the record date. If you wish to exercise your rights and subscribe for new common shares, you should follow the procedures described under “THE RIGHTS OFFERING - How to Exercise Your Rights.”  The rights generally are non-transferable; please see “THE RIGHTS OFFERING - Non-transferability of the Subscription Rights.”

Common shares sold in this offering will, like our currently outstanding common shares, be listed on the NYSE under the symbol “FUR”.

EXPERTS

The financial statements as of December 31, 2006 and for the year then ended before the effects of the adjustments to retrospectively apply the change in accounting resulting from the adoption of Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Non-controlling Interests in Consolidated Financial Statements, an amendment to ARB 51”as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest, (not separately included or incorporated by reference in the Prospectus) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.  The adjustments to those financial statements to retrospectively apply the change in accounting principle resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.  The consolidated financial statements as of December 31, 2006 and for the year then ended incorporated in this prospectus by reference to the Current Report on Form 8-K dated August 27, 2009, have been so incorporated in reliance on the reports of (i) Deloitte & Touche LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in accounting resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in accounting resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest, given on the authority of such firms as experts in auditing and accounting.

The financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 incorporated in this Prospectus by reference to Winthrop Realty Trust's Current Report on Form 8-K dated August 27, 2009 and the financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Winthrop Realty Trust as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Lex-Win Concord LLC incorporated in this Prospectus by reference to Winthrop Realty Trust's Current Report on Form 8-K dated August 27, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On November 1, 2008, our auditors, Tauber & Balser, P.C., combined with, and changed their name to, Habif, Arogeti & Wynne, LLP.  The financial statements of the Chicago Properties (our Marc Realty joint venture) as of and for the year ended December 31, 2007 incorporated in this prospectus by reference to Winthrop Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of Tauber & Balser, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered hereby, have been passed upon by Hahn Loeser & Parks LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com, and through a variety of databases, including, among others, the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2008 (with respect to Items 6, 7, 7A and 8, as amended by the Current Report on Form 8-K filed on August 28, 2009);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•
Current Reports on Form 8-K filed on September 25, 2009, August 28, 2009, August 7, 2009 (solely with respect to Item 8.01), July 15, 2009, June 4, 2009, May 8, 2009 (solely with respect to Item 8.01), April 21, 2009, March 6, 2009 (solely with respect to Items 1.01 and 8.01), February 13, 2009, and January 8, 2009; and

•	Our Definitive Proxy Statement on Schedule 14A dated April 21, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Beverly Bergman
Director of Investor Relations
Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, MA 02114
(617) 570-4614

You should rely only on the information or representations provided in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any supplement hereto or thereto is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

WINTHROP REALTY TRUST

$450,000,000 of
Common Shares Of Beneficial Interest
Preferred Shares Of Beneficial Interest
Rights
Debt Securities
_______________

We are Winthrop Realty Trust, a real estate investment trust formed under the laws of the State of Ohio. Our operations are managed by our external advisor, FUR Advisors LLC.

This prospectus relates to the public offer and sale by us of one or more series of:

•	common shares of beneficial interest, par value $1 per share;

•	preferred shares of beneficial interest;

•	rights to purchase common shares of beneficial interest; and/or

•	senior or subordinated debt securities.

The preferred shares may be convertible into common shares or into preferred shares of another series and the debt securities may be exchangeable for common or preferred shares. The aggregate public offering price of the common shares, preferred shares, rights and debt securities covered by this prospectus, which we refer to collectively as the securities, will not exceed $450,000,000. The securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by that prospectus supplement.

We may offer the securities directly to investors, through agents designated by us from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “FUR.”

Information contained in this prospectus with respect to our common shares has been adjusted to give effect to the one-for-five reverse split of our common shares that took effect after the close of trading on the NYSE on November 28, 2008.

See “RISK FACTORS” beginning on page 2 for certain factors relevant to an investment in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_______________

THE DATE OF THIS PROSPECTUS IS October 13, 2009.

TABLE OF CONTENTS

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS	1
ABOUT THIS PROSPECTUS	2
OUR COMPANY	2
RISK FACTORS	2
DESCRIPTION OF OUR COMMON SHARES	12
General	13
Shareholder Liability	13
Voting Rights	13
Transfer Agent and Registrar	14
Restriction on Size of Holdings	14
Trustee Liability and Indemnification	14
DESCRIPTION OF OUR PREFERRED SHARES	14
General	14
Terms	15
Rank	15
Dividends	16
Redemption	16
Liquidation Preference	16
Voting Rights	16
Conversion Rights	16
Restrictions on Ownership	17
Transfer Agent	17
Terms of Our Series B-1 Preferred Shares	17
DESCRIPTION OF RIGHTS	21
General	21
Terms	21
DESCRIPTION OF OUR DEBT SECURITIES	22
General	22
Terms	22
Denomination, Interest, Registration and Transfer	25
Merger, Consolidation or Sale of Assets	25
Certain Covenants	26
Events of Default, Notice and Waiver	26
Modification of the Indenture	28
Subordination	29
Discharge, Defeasance and Covenant Defeasance	30
Conversion Rights	32
Payment	32
Global Securities	32
FEDERAL INCOME TAX CONSIDERATIONS	32
General	33
Requirements for Qualification	34
Taxation of Holders of Common or Preferred Shares U.S. Shareholders	38
Non-U.S. Shareholders	40

Other Tax Consequences	42
Taxation of Holders of Fixed Rate Debt Securities	42
U.S. Holders	42
Non-U.S. Holders	43
USE OF PROCEEDS	44
PLAN OF DISTRIBUTION	44
To Underwriters	45
Through Agents and Dealers	45
Delayed Delivery Contracts	45
General Information	45
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	46
EXPERTS	47
LEGAL MATTERS	47
WHERE YOU CAN FIND MORE INFORMATION	47
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	48

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Any statements included in this prospectus, including any statements in the document that are incorporated by reference herein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

•	the declaration or payment of distributions by us;

•	the ownership, management and operation of properties;

•	potential acquisitions or dispositions of our properties, assets or other businesses;

•	our policies regarding investments, acquisitions, dispositions, financings and other matters;

•	our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

•	the real estate industry and real estate markets in general;

•	the availability of debt and equity financing;

•	interest rates;

•	general economic conditions;

•	supply of real estate investment opportunities and demand;

•	trends affecting us or our assets;

•	the effect of acquisitions or dispositions on capitalization and financial flexibility;

•
the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

•	our ability, and that of our assets and acquired properties and businesses to grow.

You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus and any amendment hereof, including, without limitation, the information set forth in “RISK FACTORS” below or in any risk factors in documents that are incorporated by reference in this prospectus, identifies important factors that could cause such differences. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus. The registration statement that contains this prospectus and the exhibits to that registration statement contain additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC website or at the SEC offices mentioned under the heading “WHERE YOU CAN FIND MORE INFORMATION.” All references to “the trust,” “we,” “our” and “us” in this prospectus mean Winthrop Realty Trust and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

OUR COMPANY

We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio. Our operations are managed by FUR Advisors LLC, who we refer to as FUR Advisor or our advisor. Our common shares are traded on the NYSE under the symbol “FUR.” We conduct our business through WRT Realty L.P., a Delaware limited partnership which we refer to as the operating partnership.  We are the sole general partner of, and own all of the limited partnership interests in, the operating partnership.  Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust or “UPREIT” structure, provides us with additional flexibility when acquiring properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership.  Although we have not yet issued any limited partnership interests in connection with the acquisition of an asset, we believe that this structure facilitates our ability to acquire portfolio and individual properties by enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes.

We are engaged in the business of owning real property and real estate related assets which we categorize into three operating segments: (i) the ownership of investment properties which we refer to as operating properties; (ii) the origination and acquisition of loans and debt securities secured directly or indirectly by commercial and multi-family real property, which we refer to as loan assets and loan securities, including collateral mortgage-backed securities, which we refer to as CMBS, and collateral debt obligations, which we refer to as CDO’s; and (iii) the ownership of equity and debt securities in other REITs, which we refer to as REIT securities.

As of June 30, 2009, we held interests in properties containing approximately 9.5 million square feet of rentable space, owned either directly by us or through joint ventures. We also held loan assets and loan securities totaling $106,167,000, which consists primarily of our investment in the Marc Realty portfolio.  In addition, we held REIT securities valued at $53,967,000 and cash and cash equivalents of approximately $20,469,000.   As of June 30, 2009, we had written down our investment in Lex-Win Concord LLC, which we refer to as Concord, to zero for financial statement purposes but we, together with our partners, have not ceased to work towards some equity recovery.

Our executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507 and Two Jericho Plaza, Jericho, New York 11753.  Our telephone numbers are (617) 570-4614 and (516) 822-0022 and our website is located at http:/www.winthropreit.com.  None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus is a part of this prospectus.

RISK FACTORS

We, our assets and the entities in which we invest are subject to a number of risks customary for REITs, property owners, loan originators and holders and equity investors as well as a number of risks involved in our investment policy that not all REITs may have.  Material factors that may adversely affect our business operations and financial conditions are summarized below.  As used in this Risk Factors section and except as expressly provided otherwise, references to the terms “we”, “our” or “us” include both the trust and its ventures, including Concord.

We may not be able to invest our cash reserves in suitable investments.

As of June 30, 2009, we had approximately $20,469,000 of cash and cash equivalents available for investment.  Our ability to generate increased revenues is dependent upon our ability to grow our asset base by investing these funds, as well as additional funds which we may raise or borrow, in real estate related assets that will ultimately generate favorable returns.

We are subject to significant competition and we may not compete successfully.

We have significant competition with respect to our acquisition of operating properties and our acquisition and origination of loan assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors some of which may have a lower cost of funds and access to funding sources that are not available to us.

Investing through ventures presents additional risks.

Our investments in ventures present additional risks such as our having differing objectives than our partners from time to time or the entities in which we invest or our becoming involved in disputes or possibly competing with those persons in investments unrelated to our joint venture.  In addition, we rely on the internal controls and financial reporting controls of these entities and their failure to comply with applicable standards may adversely affect us.

Investing in private companies involves specific risks.

We have held and may acquire additional ownership interests in private companies not subject to the reporting requirements of the SEC.  Investments in private businesses involve a higher degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative.  There is generally no publicly available information about these private companies, and we will rely significantly on the due diligence of our advisor to obtain information in connection with our investment decisions.

Many of our investments are illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions, which may result in losses to us.

Many of our investments are relatively illiquid and, therefore, our ability to sell properties and purchase other properties, loan assets, loan securities and debt promptly in response to a change in economic or other conditions may be limited. The requirements of the Code with regard to REITs also may limit our ability to sell investments. These considerations could make it difficult for us to dispose of properties, even if a disposition were in the best interest of our shareholders.  As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited, which may result in losses to us.

We leverage our portfolio, which may adversely affect our return on our investments and may reduce cash available for distribution.

We seek to leverage our portfolio through borrowings.  Our return on investments and cash available for distribution to holders of our preferred and common shares may be reduced to the extent that changes in market conditions make new borrowings or refinancing of existing debt difficult or even impossible or cause the cost of our financings to increase relative to the income that can be derived from the assets.  Our debt service payments reduce the cash available for distributions to holders of preferred and common shares.  We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations.  A decrease in the value of the assets may lead to a requirement that we repay certain credit facilities.  We may not have the funds available, or be able to arrange for refinancings, to satisfy such repayments.

We may change our investment and operational policies.

We may change our investment and operating strategy either voluntarily or as result of the severe downturn in the economy, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, our current investments.  A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our share price and our ability to make distributions.

Interest rate fluctuations may reduce our investment return.

Certain of our loan obligations or loan assets have floating interest rates.  In such cases, an increase in interest rates would increase our loan obligations while a decrease in interest rates would decrease the interest received on our loan assets.  Where possible we seek to mitigate these risks by acquiring interest rate cap agreements, rate collars and other similar protections.  To the extent we have not mitigated these risks or our actions are ineffective, a fluctuation in interest rates could negatively impact our cash flow due to an increase in loan obligations or a decrease in interest received on our loan assets.

We engage in hedging transactions that may limit gains or result in losses.

We have and may continue to use hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations.  A hedge may not be effective in eliminating all of the risks inherent in any particular position.  Further, we have and could continue to recognize losses on a hedge position which reduces the cash available for distribution.  In addition, we run the risk of default by a counterparty to a hedging arrangement

We must manage our investments in a manner that allows us to rely on an exemption from registration under The Investment Company Act in order to avoid the consequences of regulation under that Act.

We intend to operate so that we are exempt from registration as an investment company under the Investment Company Act of 1940, as amended. Therefore, the assets that we may invest in, or acquire, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. If we are required to make investments in order to be exempt from registration, such investments may not represent an optimum use of our capital when compared to other available investments.

We may not be able to obtain capital to make investments.

As a REIT, we are dependent primarily on external financing to fund the growth of our business because one of the requirements for a REIT is that it distribute at least 90% of its net taxable income, excluding net capital gains, to its shareholders.  Accordingly, to the extent we are unable to obtain debt or equity financing it will likely have a material adverse affect on our financial condition and results of operations, our stock price and our ability to pay dividends to our shareholders.

We have significant distribution obligations to holders of our Series B-1 preferred shares.

The provisions of our Series B-1 preferred shares currently require us to make annual distributions presently aggregating approximately $2,268,500 before any distributions may be made on our common shares.

Our ratio of total debt to total entity value may increase.

If our ratio of total debt to total entity value (total market equity value of our common and preferred shares plus debt) increases, it may increase the risk of default on our loan-debt obligations and limit our ability to obtain additional equity or debt financing, either of which would adversely affect our financial condition and results of operations.

Covenants in our debt instruments could adversely affect our financial condition and our ability to make future investments.

The mortgages on our properties contain customary covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property.  Our credit facilities contain, and other loans that we may obtain in the future contain, customary restrictions, requirements and other limitations on our ability to incur indebtedness.  These restrictions can include, among other things, a limitation on our ability to incur debt based upon the level of our ratio of total debt to total assets, our ratio of secured debt to total assets, our ratio of EBITDA to interest expense and fixed charges, and a requirement for us to maintain a certain level of unencumbered assets to unsecured debt. Our ability to borrow under our credit facility with KeyBank, National Association is subject to compliance with certain other covenants  including the absence of factors both within and outside of our control which would cause a material adverse change in the loan syndication, financial or capital market conditions.  In addition, failure to comply with our covenants could cause a default under the applicable debt instrument, and we may then be required to repay such debt with funds from other sources which may not be available to us, or be available only on unattractive terms.  Concord is subject to similar risks with respect to its credit facilities as well as the additional risks discussed below.

Future issuances and sales of equity or debt interests pursuant to an outstanding registration statement may affect the market price of our common shares.

The actual issuance of additional common or preferred shares or the sale of debt securities by us may decrease the market price of our common shares.

If we issue preferred equity or debt we may be exposed to additional restrictive covenants and limitations on our operating flexibility, which could adversely affect our ability to pay dividends.

If we decide to issue preferred equity or debt in the future, it is likely that they will be governed by an indenture or other instrument containing covenants that may restrict our operating flexibility.

Additional issuances of common shares may negatively impact our dividend rate payable on our common shares.

In paying dividends on our common shares we endeavor to have our dividends track cash flow from operations, both recurring and nonrecurring.  Accordingly, as we issue additional common shares, the per share dividend will likely decrease until such time as we can deploy the proceeds from such issuance of common shares in investments which increase our recurring and nonrecurring cash flow.

Our due diligence may not reveal all of the liabilities associated with a proposed investment and may not reveal other weaknesses.

There can be no assurance that due diligence by our advisor in connection with a new investment will uncover all relevant facts which could adversely affect the value of the investment or that the investment will be successful.

We may fail to remain qualified as a REIT, which would reduce the cash available for distribution to our shareholders.

Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations.  Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control.  In addition, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

If, with respect to any taxable year, we were to fail to maintain our qualification as a REIT, we would not be able to deduct distributions to our shareholders in computing our taxable income and would have to pay federal corporate income tax (including any applicable alternative minimum tax) on our taxable income. If we had to pay federal income tax, the amount of money available to distribute to our shareholders would be reduced for the year or years involved. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost and thus our cash available for distribution to our shareholders would be reduced in each of those years, unless we were entitled to relief under relevant statutory provisions.

Although we currently intend to operate in a manner designed to allow us to continue to qualify as a REIT, future economic, market, legal, tax or other considerations might cause us to revoke the REIT election. In that event, we and our shareholders would no longer be entitled to the federal income tax benefits applicable to a REIT.

In order to maintain our status as a REIT, we may be forced to borrow funds or sell assets during unfavorable market conditions.

As a REIT, we must distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our shareholders.  To the extent that we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income.  In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

From time to time, we may have taxable income greater than our cash flow available for distribution to our shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt).  If we did not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year.  These alternatives could increase our operating costs and diminish our rate of growth.

Factors that may cause us to lose our New York Stock Exchange listing.

We might lose our listing on the NYSE depending on a number of factors, including failure to qualify as a REIT, or our not meeting the NYSE’s requirements, including those relating to the number of shareholders, the price of our common shares and the amount and composition of our assets.

Ownership limitations in our bylaws may adversely affect the market price of our common shares.

Our bylaws contain an ownership limitation that is designed to prohibit any transfer that would result in our being “closely-held” within the meaning of Section 856(h) of the Code.  This ownership limitation, which may be waived by our Board of Trustees, generally prohibits ownership, directly or indirectly, by any single shareholder of more than 9.8% of our common shares.  Our Board of Trustees has waived this ownership limitation on a number of occasions.  Unless the Board of Trustees waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights, are not considered outstanding for quorum or voting purposes, and are not entitled to dividends, interest or any other distributions with respect to the common shares.  The ownership limit may have the effect of inhibiting or impeding a change of control or a tender offer for our common shares.

Any one of a prolonged economic slowdown, a lengthy or severe recession or continued instability in the credit market could harm our operations and viability.

A prolonged economic slowdown, a lengthy or severe recession and the continued instability in the credit market has and will affect our operations and viability in a number of ways including:

•	Depressed prices for our assets;

•	Decreases in interest income received or increases in interest expenses paid;

•	Fewer potential purchasers for our assets;

•	Increased risk of default on loan assets and loan securities;

•	Inability to obtain new or replacement financing;

•	Inability to sell additional debt or equity securities; and

•	Increased likelihood of margin calls on Concord’s repurchase facilities.

Risks incidental to the ownership and operation of real estate assets.

The value of an investment in us depends upon our financial performance and the value of our operating properties, both those presently held as well as future investments, which are subject to the risks normally associated with the ownership, operation and disposal of real estate properties and real estate related assets, including:

•	adverse changes in general and local economic conditions which affect the demand for real estate assets;

•	competition from other properties;

•	changes in interest rates and the availability of financing;

•	the cyclical nature of the real estate industry and possible oversupply of, or reduced demand for, space in the markets in which our properties are located;

•	the attractiveness of our properties to tenants and purchasers;

•	how well we manage our properties;

•	changes in market rental rates and our ability to rent space on favorable terms;

•	the financial condition of our tenants and borrowers including bankruptcy or insolvency of tenants and borrowers;

•	the need to periodically renovate, repair and re-lease space and the costs thereof;

•	increases in maintenance, insurance and operating costs;

•	civil unrest, armed conflict or acts of terrorism against the United States; and

•	earthquakes floods and other natural disasters or acts of God that may result in uninsured losses.

In addition, applicable federal, state and local regulations, zoning and tax laws and potential liability under environmental and other laws may affect real estate values. Further, throughout the period that we own real property, regardless of whether or not a property is producing any income, we must make significant expenditures, including those for property taxes, maintenance, insurance and related charges and debt service. The risks associated with real estate investments may adversely affect our operating results and financial position, and therefore the funds available for distribution to you as dividends.

Failure to renew expiring leases could adversely affect our financial condition.

We are subject to the risk that, upon expiration, leases may not be renewed, the space may not be relet, or the terms of renewal or reletting, including the cost of any required renovations, may be less favorable than the current lease terms.  This risk is substantial with respect to our net leased properties as single tenants lease 100% of each property.  Nineteen of our properties, containing an aggregate of approximately 2,896,000 square feet of space are net leased to seven different tenants.  Leases accounting for approximately 16% of the aggregate annualized base rents from our operating properties for 2008, representing approximately 14% of the net rentable square feet at the properties, are scheduled to expire in 2009. Other leases grant tenants early termination rights upon payment of a termination penalty.  Lease expirations will require us to locate new tenants and negotiate replacement leases with new tenants.  The costs for tenant improvements, tenant concessions and leasing commissions, with respect to new leases, are traditionally greater than costs relating to renewal leases.  If we are unable to promptly relet or renew leases for all or a substantial portion of the space subject to expiring leases, or if the rental rates upon such renewal or reletting are significantly lower than expected, our revenue and net income could be adversely affected.

We are subject to risks associated with the financial condition of our tenants.

The current credit and capital market crisis and economic slowdown will likely have a negative impact on our tenants due to a downturn in their business.  This negative impact could result in the tenant’s inability to make rental payments when due.  In addition, a tenant may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such tenant’s lease and cause a reduction in our cash flow.  If this were to occur at a net lease property, the entire property would become vacant.

We cannot evict a tenant solely because of its filing for bankruptcy.  A bankruptcy court, however, may authorize a tenant to reject and terminate its lease.  In such a case, our claim against the tenant for past due rent and unpaid future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease.  In any event, it is unlikely that a bankrupt tenant will pay in full the amount it owes us under a lease.  The loss of rental payments from tenants could adversely affect our cash flows and operating results.

The loss of a major tenant could adversely affect our financial condition.

We are and expect that we will continue to be subject to a degree of tenant concentration at certain of our operating properties and the properties securing our loan assets and loan securities.  In the event that a tenant occupying a significant portion of one or more of our properties or whose rental income represents a significant portion of the rental revenue at such property or properties were to experience financial weakness, default on its lease, elect not to renew its lease or file bankruptcy it would negatively impact our operations and cash flows.  Similarly, if a tenant occupying a significant portion of one or more of the properties securing our loan assets or loan securities or whose rental income represents a significant portion of the rental revenue at such property or properties experiences financial weakness, defaults on its lease, elects not to renew its lease or files for bankruptcy, it would negatively impact our operations and cash flows.

We may be unable to refinance our existing debt or preferred share financings or obtain favorable refinancing terms.

We are subject to the normal risks associated with debt and preferred share financings, including the risk that our cash flow will be insufficient to meet required payments of principal and interest on debt and distributions and redemption payments to holders of preferred shares and the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness.  This risk is exacerbated by the recent capital market crisis which has resulted in tightened lending requirements for real estate related assets and in some cases the inability to refinance real estate indebtedness.  If we were unable to refinance indebtedness or preferred share financings on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us, which could have a material adverse affect on us and our ability to pay distributions to our holders of preferred shares and common shares.  Furthermore, if a property is mortgaged or a loan pledged to secure payment of indebtedness and we are unable to meet the debt payments, the lender could foreclose upon the property or the loan, appoint a receiver or obtain an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to us.  Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements.

With respect to upcoming maturities, none of our loans are scheduled to mature in 2009, inclusive of extension rights. As of June 30, 2009 there are $2,871,000 of scheduled principal payments on mortgage loans remaining in 2009.  The remaining balance of approximately $223,784,000 is scheduled to be paid down or mature in 2010 or later.

Some of our potential losses may not be covered by insurance.

We will use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms.  This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured.  Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it not feasible to use insurance proceeds to replace the property after such property has been damaged or destroyed.  Under such circumstances, the insurance proceeds, if any, received by us might not be adequate to restore our economic position with respect to such property.  With respect to our net leased properties, under the lease agreements for such properties, the tenant is required to adequately insure the property, but their failure or inability to have adequate coverage might adversely affect our economic position with respect to such property.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that adversely affect our ability to pay dividends.

All of our properties are required to comply with the Americans with Disabilities Act, which we refer to as the ADA.  The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities.  Although we believe that our properties are in compliance with the ADA, it is possible that we may incur additional expenditures which, if substantial, could adversely affect our results of operations, our financial condition and our ability to pay dividends.

In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by local, state and federal governmental agencies and bodies and become applicable to our properties.  We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have an adverse affect on our ability to pay dividends.

We may incur costs to comply with environmental laws.

The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may adversely affect our operating costs.  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property.  Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property.  In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect our ability to borrow by using such property as collateral.  We maintain insurance related to potential environmental issues on our currently non-net leased properties which may not be adequate to cover all possible contingencies.

The loans we invest in are subject to delinquency, foreclosure and loss.

Our commercial real estate loan assets and loan securities are directly and indirectly secured by income producing property. These loans are subject to risks of delinquency and foreclosure as well as risk associated with the capital markets. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.  If a borrower were to default on a loan, it is possible that we would not recover the full value of the loan.

The subordinate loan assets we invest in may be subject to risks relating to the structure and terms of the transactions, and there may not be sufficient funds or assets remaining to satisfy our subordinate notes, which may result in losses to us.

We invest in loan assets that are subordinate in payment and collateral to more senior loans.  If a borrower defaults or declares bankruptcy, after the more senior obligations are satisfied, there may not be sufficient funds or assets remaining to satisfy our subordinate notes.  Because each transaction is privately negotiated, subordinate loan assets can vary in their structural characteristics and lender rights, including our rights to control the default or bankruptcy process.  The subordinate loan assets that we invest in may not give us the right to demand foreclosure as a subordinate debtholder.  Furthermore, the presence of intercreditor agreements may limit our ability to amend the loan documents, assign the loans, accept prepayments, exercise remedies and control decisions made in bankruptcy proceedings relating to borrowers.  Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire possession of underlying collateral in the event of a default, during which time the collateral may decline in value.  In addition, there are significant costs and delays associated with the foreclosure process.

We invest in subordinate mortgage-backed securities which are subject to a greater risk of loss than senior securities. We may hold the most junior class of mortgage-backed securities which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans.

We invest in a variety of subordinate loan securities, and sometimes hold a “first loss” subordinate holder position. The ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower since the underlying loans are generally non-recourse in nature. In the event of default and the exhaustion of any equity support, reserve funds, letters of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities purchased.

The widening of credit spreads has had and will continue to have a negative impact on the value of Concord’s assets.

The fair value of Concord’s loan assets and loan securities is dependent upon the yield demanded on these assets by the market based on the underlying credit.  A large supply of these loan assets and loan securities combined with reduced demand will generally cause the market to require a higher yield on these loan assets and loan securities, resulting in a higher, or “wider,” spread over the benchmark rate of such loan assets and loan securities.  Under these conditions such as those that we are currently experiencing, the value of loan assets and loan securities in Concord’s portfolio has and will decline.   Such changes in the market value of Concord’s portfolio has and will adversely affect Concord’s net equity through their impact on unrealized gains or losses on available-for-sale loan assets and loan securities, and therefore Concord’s cash flow since Concord would be unable to realize gains through sale of such loan assets and loan securities.  Also, they have and could continue to adversely affect Concord’s ability to borrow and access capital.

Concord prices its assets based on its assumptions about future credit spreads for financing of those assets.  Concord has obtained in the past longer term financing for its assets using structured financing techniques, such as Concord Real Estate CDO 2006-1, Ltd., which we refer to as CDO-1.  Such issuances entail interest rates set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps or LIBOR.  If the spread that investors are paying on structured finance vehicles over the benchmark widens and the rates Concord charges on its securitized assets are not increased accordingly, this may reduce Concord’s income or cause losses.

The deterioration of the credit markets has had an adverse impact on the ability of borrowers to obtain replacement financing.

The deterioration of credit markets has made it extremely difficult for borrowers to obtain mortgage financing.  The inability of borrowers to obtain replacement financing has led and will likely continue to lead to more loan defaults thereby resulting in expensive and time consuming foreclosure actions and/or negotiated extensions to existing loans beyond their current expirations on terms which may not be as favorable to us as the existing loans.

The repurchase agreements that Concord uses to finance its investments may require it to provide additional collateral.

If the market value of the loan assets and loan securities pledged or sold by Concord to counterparties decline in value, which decline is determined, in most cases, by the repurchase counterparties, Concord may be required by the repurchase counterparties to provide additional collateral or pay down a portion of the funds advanced.  Posting additional collateral to support its repurchase facilities will reduce Concord’s return on assets and liquidity as well as limit its ability to leverage its assets.  If Concord cannot post additional collateral, Concord will be required to satisfy the margin calls in cash.  Accordingly, if Concord is required to use its cash, or if it does not have sufficient cash, to meet such requirements, absent additional capital from us and/or others, it will result in a rapid deterioration of Concord’s financial condition and solvency as well as the loss of assets to the repurchase counterparties, thereby adversely affecting the trust’s investment in Concord.  In this regard, Concord is required to reduce the outstanding balance under its repurchase agreement with Column Financial, Inc. which had an outstanding balance of approximately $79,313,000 as of September 30, 2009, to $60,000,000 by December 31, 2009. It is expected this reduction will be satisfied, if at all, from sales of certain assets pledged under the repurchase agreement.

The credit and capital market deterioration has significantly strained Concord’s liquidity.

The inability of Concord to obtain replacement financing coupled with pending maturities and margin calls on its repurchase obligations has significantly strained Concord’s liquidity as cash from operations is required to be used primarily to satisfy repayments under repurchase agreements and margin calls.  Until there is a recovery in the credit and capital markets and depending on the timing and extent of margin calls and loan defaults, Concord will likely have to utilize its cash flow to meet regular debt service payments as well as margin calls on its repurchase facilities and preferred distribution payments.  In addition, if alternative financing is not available or the level of defaults on Concord’s loan assets and loan securities increases, Concord may not have sufficient liquidity to satisfy its debt obligations which may require Concord to liquidate assets at unfavorable pricing, and thereby adversely affect the recovery of the trust’s investment in Concord.

We may not recover any of our equity investment in Concord.

For the quarter ended June 30, 2009, Concord was in default under several of its credit facilities and, as of June 30, 2009, we wrote down our investment in Concord to zero.  While the writedown of our investment in Concord to zero for financial statement purposes should not convey to investors that we and our partners have ceased to work towards equity recovery, there can be no assurance that we will recover any of our investment in Concord.

In addition, as of August 26, 2009, Concord’s independent registered public accounting firm reissued its audit report, dated March 1, 2009, relating to Concord’s financial statements at December 31, 2008 to raise substantial doubt as to Concord’s ability to continue as a going concern because Concord had suffered losses from operations and was in violation of certain debt covenants, as a result of certain events that occurred subsequent to the date of their original report.

Credit ratings assigned to Concord’s investments are subject to ongoing evaluations and we cannot be sure that the ratings currently assigned to Concord’s investments will not be downgraded.

Some of Concord’s investments are rated by the major rating agencies.  The credit ratings on these investments are subject to ongoing evaluation by credit rating agencies.  If rating agencies assign a lower rating or reduce, or indicate that they may reduce, their ratings of Concord’s investments, the market value of those investments could significantly decline, which could have an adverse affect on Concord’s financial condition by causing additional margin calls and making it more difficult to replace assets in CDO-1.

The coverage tests in Concord’s CDO-1 may have a negative impact on Concord’s operating results and cash flows.

CDO-1 contains coverage tests, including over-collateralization tests, which are used primarily to determine whether and to what extent principal and interest proceeds on the underlying collateral debt securities and other assets may be used to pay principal and interest on the subordinate classes of bonds in CDO-1.  In the event the coverage tests are not met, distributions otherwise payable to Concord may be re-directed to pay principal on the highest bond classes.  Therefore, Concord’s failure to satisfy the coverage tests could adversely affect Concord’s operating results and cash flows.

Certain coverage tests which may be applicable to Concord’s interest in CDO-1 (based on delinquency levels or other criteria) may also restrict Concord’s ability to receive net income from assets pledged to secure CDO-1.  If Concord’s assets fail to perform in accordance with their terms, Concord’s over-collateralization or other credit enhancement expense associated with CDO-1 will increase.

Our investments in REIT securities are subject to specific risks relating to the particular REIT issuer of the securities and to the general risks of investing in equity interests of REITs.

Our investments in REIT securities involve special risks. These risks include many, if not all, of the foregoing risks which apply to an investment in us, including: (i) risks generally incident to interests in real property; (ii) risks associated with the failure to maintain REIT qualification; and (iii) risks that may be presented by the type and use of a particular commercial property.

Ability of our advisor to operate properties directly affects our financial condition.

Other than for severe economic conditions or natural forces which may be unanticipated or uncontrollable, the ultimate value of our assets and the results of our operations will depend on the ability of our advisor to operate and manage our assets in a manner sufficient to maintain or increase revenues and control our operating and other expenses in order to generate sufficient revenues to pay amounts due on our indebtedness and to pay dividends to our shareholders.

We are dependent on our advisor and the loss of our advisor’s key personnel could harm our operations and adversely affect the value of our shares.

We have no paid employees.  Our officers are employees of our advisor.  We have no separate facilities and are completely reliant on our advisor, which has significant discretion as to the implementation of our investment and operating strategies.  We are subject to the risk that our advisor will terminate its advisory agreement and that no suitable replacement will be found to manage us.  Furthermore, we are dependent on the efforts, diligence, skill, network of business contacts and close supervision of all aspects of our business by our advisor and, in particular, Michael Ashner, chairman of our Board of Trustees and our chief executive officer, Carolyn Tiffany, our president, and Peter Braverman, our executive vice chairman, as well as our other executive officers.  While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations and adversely affect the value of our shares.

The incentive fee payable to our advisor may be substantial.

Pursuant to the terms of the advisory agreement, our advisor is entitled to receive an incentive fee equal to 20% of any amounts available for distribution in excess of a threshold amount.  The incentive fee is only payable at such time, if at all, (i) when holders of our common shares receive aggregate distributions above a threshold amount (effectively a return of capital plus 7% per annum) or (ii) upon termination of the advisory agreement, if the value of our assets exceed the threshold amount based on then current market values and appraisals.  That is, the incentive fee is not payable annually but only at such time, if at all, as shareholders have received the threshold amount or, if the advisory agreement is terminated, if the assets of the trust exceed the threshold amount.  At June 30, 2009 the threshold amount was approximately $353,417,000, which was equivalent to $20.21 for each of our common shares on a fully diluted basis.  At such time as shareholders’ equity in our financial statements exceeds the threshold amount, we will record a liability equal to approximately 20% of the difference between shareholders’ equity and the threshold amount in accordance with GAAP.

Termination of the Advisory Agreement may be costly.

Termination of the advisory agreement either by us or our advisor may be costly. Upon termination of the advisory agreement, our advisor is entitled to a termination fee equal to the incentive fee based on an appraised valuation of our assets assuming we were then liquidated. The amount payable on termination of the advisory agreement could be substantial which may have a negative effect on the price of our shares.

DESCRIPTION OF OUR COMMON SHARES

The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust and our bylaws, each of which is incorporated by reference into this prospectus.  You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares.  For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

We are authorized to issue an unlimited number of common shares. As of October 5, 2009 there were 15,861,231 common shares outstanding.  All our common shares are entitled to participate equally in any distributions thereon declared by us.  Subject to the provisions of our bylaws regarding excess securities and the provisions of our preferred shares described below, each outstanding common share entitles the holder to one vote on all matters voted on by shareholders. Shareholders have no preemptive rights.  The outstanding common shares are fully paid and non-assessable and have equal liquidation rights.  The common shares are fully transferable except that their issuance and transfer may be regulated or restricted by us in order to assure our qualification for taxation as a REIT. See “-- Restriction on Size of Holdings .”   The common shares are not redeemable at our option or at the option of any shareholder. Our board of trustees is generally authorized without shareholder approval to borrow money and issue obligations and equity securities which may or may not be convertible into common shares and warrants, rights or options to purchase common shares; and to issue other securities of any class or classes which may or may not have preferences or restrictions not applicable to our common shares.  The issuance of additional common shares or such conversion rights, warrants or options may have the effect of diluting the interest of shareholders. Annual meetings of the shareholders are held during May at such time and place as the trustees may from time to time determine.  Special meetings may be called at any time and place when ordered by a majority of the trustees, the chairman of our board of trustees, our chief executive officer or our president or upon written request of the holders of not less than 25% of the outstanding common shares.

Shareholder Liability

 Our declaration of trust provides that no shareholder shall be personally liable in connection with our property or affairs, and that all persons shall look solely to our property for satisfaction of claims of any nature arising in connection with our affairs.

Under present Ohio law, no personal liability will attach to our shareholders, but with respect to tort claims, contract claims where liability of shareholders is not expressly negated, claims for taxes and certain statutory liabilities, our shareholders may in some jurisdictions other than the State of Ohio be held personally liable to the extent that such claims are not satisfied by us, in which event the shareholders would, in the absence of negligence or misconduct on their part, be entitled to reimbursement from our general assets.  We carry comprehensive general liability insurance in a form typically available in the marketplace which our trustees consider adequate.  To the extent our assets and insurance would be insufficient to reimburse a shareholder who has been required to pay a claim against us, the shareholder would suffer a loss.  The statements in this paragraph and the previous paragraph also apply to holders of our preferred shares of beneficial interest, although any possible liability of such holders would be further reduced by the greater limitations on their voting power.

Voting Rights

 Subject to the provisions of our bylaws regarding restrictions on transfer and ownership of common stock, you will have one vote per share on all matters submitted to a vote of shareholders.  Shareholders are currently granted the right by a majority vote or a supermajority vote, as the case may be, (i) to elect trustees, (ii) to approve or disapprove certain transfers of our assets or mergers involving us, (iii) to approve or disapprove amendments to our declaration of trust, (iv) when removal is proposed by all other trustees, to approve removal of any trustee, (v) to waive the ownership limit (see “Restriction on Size of Holdings,” below) if greater than a majority but less than 70% of the trustees approve such waiver and (vi) to approve our incurrence of indebtedness in excess of 83.33% of the value of our assets.  Trustees are required to receive the vote of shareholders holding at least a majority of the outstanding shares entitled to vote.  We have no fixed duration and will continue indefinitely, unless terminated as provided in our declaration of trust.

 As described below under “DESCRIPTION OF OUR PREFERRED SHARES,” the holders of our preferred shares have voting rights on various matters.  These include the right of holders of our Series B-1 Shares to elect one trustee and an additional right to elect one-third of the trustees if we fail to comply with specific provisions of the certificate of designations for the Series B-1 Preferred Shares.  We are also required to obtain the approval of preferred shareholders if we seek to take specific actions that are also described below.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare.

Restriction on Size of Holdings

 Our bylaws restrict beneficial or constructive ownership of our outstanding capital stock by a single person, or persons acting as a group, to 9.8% of our common shares, which limitation assumes that all securities convertible into our common shares owned by such person or group of persons have been converted.  The purpose of these provisions is to protect and preserve our REIT status. For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals (as defined in the Code) at any time during the last half of our taxable year.  The provision permits five persons each to acquire up to a maximum of 9.8% of our common shares, or an aggregate of 49% of the outstanding common shares, and thus, assists our trustees in protecting and preserving REIT status for tax purposes.

 Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not be entitled to dividends, interest or any other distributions with respect to the securities.  Waivers or bylaw amendments have been granted or approved for (i) FUR Investors LLC which can hold up to 33% or our common and preferred shares, and (ii) certain of the holders of our Series B-1 Preferred Shares. In each case we conditioned the waivers and amendments on compliance with additional requirements designed to preserve our REIT status.

 Our declaration of trust provides that the share ownership limit contained in the bylaws may be amended from time to time with the approval of either (i) 70% of the trustees then in office or (ii) a majority of the trustees then in office and the approval of at least 70% of the holders of our outstanding common shares.

Trustee Liability and Indemnification

Our declaration of trust provides that our trustees will not be individually liable for any obligation or liability incurred by or on our behalf or by trustees for our benefit and on our behalf.  Subject to the specific conditions contained therein, our declaration of trust also obligates us to indemnify our trustees for, and pay or reimburse them for expenses incurred related to, claims and liabilities which they may become subject to by reason of having served as a trustee.

DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust, including any applicable articles supplementary, amendment or annex to our declaration of trust designating the terms of a series of preferred shares, and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

Subject to limitations as may be prescribed by Ohio law and our bylaws and declaration of trust, our Board of Trustees is authorized to issue without the approval of our shareholders, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each such series. We currently have outstanding Series B-1 Cumulative Convertible Redeemable Preferred Shares of beneficial interest, $1.00 par value, which we refer to as the Series B-1 Preferred Shares. For more information on the terms of our Series B-1 Preferred Shares, please see “Terms of Our Series B-1 Preferred Shares” below.

The preferred shares offered hereby will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights. Our Board of Trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1)	the title and stated value of the preferred shares;

(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3)	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4)	the date from which dividends on the preferred shares shall accumulate, if applicable;

(5)	the provisions for a sinking fund, if any, for the preferred shares;

(6)	the provisions for redemption, if applicable, of the preferred shares;

(7)	any listing of the preferred shares on any securities exchange;

(8)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price, or manner of calculation thereof;

(9)	a discussion of federal income tax considerations applicable to the preferred shares;

(10)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(11)
any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(12)	any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and

(13)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, and allocation of our earnings and losses: (i) senior to all classes or series of our common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term "equity securities" does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if declared by our Board of Trustees, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books on the applicable record dates fixed by our Board of Trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares, the holders of our preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

If we consolidate or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

 Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any series of our preferred shares. Therefore, the applicable amendment or annex to our declaration of trust designating the terms of a series of preferred shares may contain provisions restricting the ownership and transfer of such preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the preferred shares being offered thereby. See "Terms of Our Series B-1 Preferred Stock — Restrictions on Ownership ."

Transfer Agent

The transfer agent and registrar for our Series B-1 Preferred Shares is National City Bank. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our Series B-1 Preferred Shares

General

In February and June 2005 we issued a total of 4,000,000 of our Series B-1 Preferred Shares and there are currently outstanding 1,396,000 Series B-1 Preferred Shares. The Series B-1 Preferred Shares are not listed for trading on any securities exchange or national quotation market. The following description sets forth certain general terms and provisions of the Series B-1 Preferred Shares. The statements below describing the Series B-1 Preferred Shares do not purport to be complete and are in all respects subject to, and qualified in their entirety by reference to, the respective terms and provisions of the certificate of designations authorizing the Series B-1 Preferred Shares, our declaration of trust and our bylaws. Each Series B-1 Preferred Share has a $25.00 liquidation preference.

Rank

Our Series B-1 Preferred Shares are senior to our common shares and other equity securities as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up. We refer below to all shares ranking on a parity with our Series B-1 Preferred Shares as parity shares and all shares ranking junior to our Series B-1 Preferred Shares as junior shares.

Distributions

Holders of our Series B-1 Preferred Shares are entitled to receive, when, as and if declared by our Board of Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of $1.625 per share per annum which is equivalent to 6.5% of the liquidation preference per annum, or the cash distributions on our common shares into which a Series B-1 Preferred Share is convertible.

If we fail to redeem Series B-1 Preferred Shares as described under “Redemption” below, then dividends will thereafter accrue on Series B-1 Preferred Shares at a rate 250 basis points higher than the distribution rate described above. Once we are again in compliance with our applicable obligations, the dividend rate will revert back to the rate described above.

Distributions on our Series B-1 Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are declared. Accrued but unpaid distributions on our Series B-1 Preferred Shares do not bear interest. Holders of the Series B-1 Preferred Shares are not entitled to any distributions in excess of full cumulative distributions as described above.

Unless full cumulative distributions on our Series B-1 Preferred Shares have been declared and paid or declared and an amount set apart for payment for all past distribution periods and the then current distribution period, no distributions, other than in common shares or other junior shares, will be declared or paid or set aside for payment upon the common shares or any other junior shares, nor will any common shares or any other junior shares be redeemed, purchased or otherwise acquired for any consideration, or any money paid for a sinking fund for the redemption of any such shares.

When distributions are not paid in full or set apart for payment on the Series B-1 Preferred Shares and any parity shares, all distributions declared on Series B-1 Preferred Shares and any parity shares will be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B-1 Preferred Shares and unaccumulated and unpaid on such parity shares.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series B-1 Preferred Shares will be entitled to receive their liquidation preference before any distribution or payment is made to the holders of any junior shares. The liquidation preference is $25.00 per share, plus an amount equal to all accrued and unpaid distributions. After payment of the liquidation preference, the holders of Series B-1 Preferred Shares will have no right to any of our remaining assets.

If liquidating distributions have been made in full to all holders of Series B-1 Preferred Shares and all other parity shares, our remaining assets will be distributed among the holders of any other classes of junior shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our property or business or a statutory share exchange will not be deemed to constitute our liquidation, dissolution or winding up.

Redemption

All Series B-1 Preferred Shares that are outstanding on February 28, 2012 will be redeemed for their liquidation preference of $25.00 per share, plus all accrued and unpaid distributions.

In the event of a “compliance failure,” which we define below, each holder of Series B-1 Preferred Shares will have the right to require us to redeem all or any portion of their Series B-1 Preferred Shares at a price per share equal to 125% of the liquidation preference of such Series B-1 Preferred Shares:

The occurrence of any of the following events will be considered a “compliance failure”:

(1)
the sale, lease or conveyance to a third party of substantially all our assets, our consolidation or merger with or into another entity if the holders of our voting securities do not hold a majority of the voting securities of the surviving entity or if Michael Ashner, our chief executive officer, does not continue to serve as chief executive officer or of the surviving entity, or the sale in a single transaction or series of related transactions of a majority of our issued and outstanding common shares;

(2)	the departure or termination, whether voluntarily or involuntarily, of Michael Ashner, other than in the event of his death or disability, or a breach by Mr. Ashner of his services agreement with us;

(3)	any delay in the audit of our consolidated annual financial statements for a given fiscal year for more than 180 calendar days after the end of such fiscal year;

(4)	our failure to file reports or forms required under the Sarbanes-Oxley Act of 2002; and

(5)	our failure to quality as a REIT or the delisting or our common shares by the NYSE.

We refer to the events described above in clause (1) as a “change of control.” If a change of control takes place within 12 months after the death or disability of Michael Ashner, then each holder of Series B-1 Preferred Shares will also have the right to require us to redeem their Series B-1 Preferred Shares at 100% or their liquidation preference.

Voting Rights

Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of Series B-1 Preferred Shares have no voting rights.

So long as at least 1,000,000 of the Series B-1 Preferred Shares are outstanding, the holders of Series B-1 Preferred Shares will be entitled to elect one trustee to serve on the Board of Trustees. Any trustee proposed to be elected by the holders of Series B-1 Preferred Shares must meet the requirements of the NYSE for independent directors.

Upon the occurrence of a “governance default,” which we define below, our Board of Trustees will be increased and the holders of Series B-1 Preferred Shares, voting as a class, will be entitled to elect additional trustees, such that the number of trustees elected by the holders of Series B-1 Preferred Shares upon the occurrence of a governance default will equal one-third of the total number of trustees. The additional trustees elected upon a governance default will serve for so long as the governance default continues. A “governance default” will have occurred if (i) we fail to declare and pay dividends on the Series B-1 Preferred Shares following payment of dividends on common shares, (ii) we default on our obligations under certain agreements we entered into with the original holders of Series B-1 Preferred Shares (see “Agreements with Initial Holders of Series B-1 Preferred Shares” below), (iii) we fail to effect any required redemption of our Series B-1 Preferred Shares (see “Redemption,” above) or (iv) the aggregate fair market value of our common shares falls below $71,200,000.

The approval of two-thirds of the outstanding Series B-1 Preferred Shares, voting as a single class, is required in order to:

•
amend our declaration of trust, bylaws or the Series B-1 Preferred Shares certificate of designations to adversely affect the rights, preferences or voting power of the holders of the Series B-1 Preferred Shares;

•
enter into a share exchange that affects the Series B-1 Preferred Shares, permit us to consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each Series B-1 Preferred Share remains outstanding without any adverse change to its terms and rights or is converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption identical to that of a Series B-1 Preferred Share except for changes that do not adversely affect the holders of the Series B-1 Preferred Shares;

•
authorize, reclassify, create or increase the authorized amount of any class of shares of beneficial interest having rights senior to or pari passu with the Series B-1 Preferred Shares as to distributions or in the distribution of assets. However, we may create additional classes of shares ranking junior to the Series B-1 Preferred Shares as to distributions or in the distribution of assets, increase the authorized number of junior shares and issue additional series of junior shares without the consent of any holder of Series B-1 Preferred Shares;

•	take any action that would substantially alter our business; or

•
redeem or purchase common shares, parity shares or junior shares other than certain purchases of Series B-1 Preferred Shares or purchases of common shares in any dividend period at an aggregate purchase price, which when added to the distributions paid on our common shares for such dividend period, does not exceed the sum of the amount paid to purchase common shares and the amount paid as distributions on the common shares for the immediately preceding dividend period. Any purchase of Series B-1 Preferred Shares must be made in an offer to all holders of those shares if the purchase is made at a time when the share issuable on conversion of those shares have not been registered under the Securities Act of 1933.

In the event of a change of control referred to above under “— Redemption” or in the event of a vote of holders of common shares on a matter that relates to the potential dilution of the Series B-1 Preferred Shares, or in the event that we propose to issue common shares and a vote of the holders of common shares is required under applicable law to effect such issuance, the Series B-1 Preferred Shares will have the right to vote with the common shares as a class on all matters on which a vote of common shares is taken, with each holder of Series B-1 Preferred Shares entitled to one vote for every common share issuable upon conversion of such holder’s Series B-1 Preferred Shares.

Conversion Rights

Our Series B-1 Preferred Shares are convertible, in whole or in part, at any time, unless previously redeemed, at the option of the holders, into common shares at a conversion price of $22.50 per common share which means that 1.111 common shares would be issuable for each Series B-1 Preferred Share. This conversion price is subject to adjustment as described below. See “— Conversion Price Adjustments.” The right to convert Series B-1 Preferred Shares called for redemption will terminate at the close of business on the redemption date for such Series B-1 Preferred Shares.

Conversion Price Adjustments

The conversion price is subject to adjustment upon certain events, including:

•	distributions payable in common shares;

•
the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share which, as defined, includes an adjustment for underwriting commissions avoided in rights offerings to shareholders;

•	subdivisions, combinations and reclassifications of common shares;

•
distributions to all holders of common shares of any of our capital stock, other than common shares, evidences of our indebtedness or assets, including securities, but excluding cash dividends required in order to satisfy distribution requirements to maintain our status as a REIT under Section 856 of the Code, and those rights, warrants and distributions referred to above;

•
payment in respect of a tender or exchange offer made by us or any subsidiary of ours for common shares if the cash and value of any other consideration included in such payment per common share as determined by our Board of Trustees exceeds the current market price per common share on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer; and

•	below market issuances of common shares or securities convertible into common shares other than pursuant to certain firm commitment underwritten public offerings.

However, no adjustment to the conversion price will be made on account of (i) issuances of common shares pursuant to dividend reinvestment plans, (ii) issuances of common shares upon exercise of stock options granted under certain equity compensation plans, (iii) issuances of common shares as consideration for our acquisition of real property, real estate related assets or a business, (iv) issuances of common shares in redemption of units in our operating partnership, (v) issuances of common shares upon exercise of convertible securities that were outstanding on the date the Series B-1 Preferred Shares were issued, or (vi) issuances of common shares upon conversion of Series B-1 Preferred Shares.

Mandatory Conversion

We can require holders of Series B-1 Preferred Shares to convert their Series B-1 Preferred Shares into common shares if (i) the market price for common shares for any consecutive 20 trading-day period beginning with the date we mail the mandatory conversion notice and ending on the 25th trading day following our mailing of the mandatory conversion notice equals or exceeds 125% of the conversion price and (ii) there exists at such time a currently effective registration statement covering the resale of common shares issuable upon conversion of Series B-1 Preferred Shares.

Restrictions on Ownership

The certificate of designations contains certain provisions restricting the amount of our equity securities that any holder of Series B-1 Preferred Shares can own in the aggregate and restricting certain transfers of our equity securities by holders of Series B-1 Preferred Shares. The purpose of these provisions is to protect and preserve our REIT status.

In addition, with limited exceptions, no person or persons acting as a group may beneficially own more than 9.8% of our common shares, which limitation is applied by assuming that all convertible securities, such as the Series B-1 Preferred Shares, owned by such person or group of persons have been converted.

Agreements with Initial Holders of Series B-1 Preferred Shares

At the time of our initial issuance of Series B-1 Preferred Shares we entered into an Investor Rights Agreement and a Registration Rights Agreement with the initial investors in Series B-1 Preferred Shares. The Investor Rights Agreement grants the investors preemptive rights with respect to future issuances of our securities, a co-investment right enabling them to participate in certain future investments we make, tag-along rights, drag-along rights in the event of a sale of substantially all of our securities and certain other rights. The Registration Rights Agreement required us to register the resale of the common shares issuable upon conversion of the Series B-1 Preferred Shares on or before February 28, 2007 (which we have done pursuant to separate registration statements) and permits the investors to participate in certain of our registered offerings.

DESCRIPTION OF RIGHTS

We may issue subscription rights to our shareholders for the purchase of our common shares. When we issue subscription rights, we will describe the specific terms of the rights in the applicable supplement to this prospectus. The rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

Each right will entitle the holder of rights to purchase our common shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the right provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as provided in the applicable prospectus supplement. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Terms

The applicable prospectus supplement will describe the terms of the subscription rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of our common shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the subscription price;

•	the commencement date and the expiration date of the offering period of the rights and the terms under which the offering period may be extended by us;

•	the date, if any, on and after which the rights will be separately transferable;

•	how holders of rights may subscribe to purchase our common shares;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF OUR DEBT SECURITIES

We will issue our debt securities under one or more separate indentures between us and a trustee that we will name in the applicable supplement to this prospectus.  A form of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. Following its execution, the indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

The following summary describes certain material terms and provisions of the indenture and our debt securities. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. For information on incorporation by reference, and how to obtain a copy of the indenture, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

The debt securities will be our direct obligations and may be secured or unsecured and may be either senior debt securities, which we refer to as “senior securities” or subordinated debt securities, which we refer to as “subordinated securities.” The debt securities will be issued under one or more indentures in the form of indenture filed as an exhibit to the Registration Statement of which this prospectus is a part. As provided in the form of indenture, the specific terms of any debt security issued pursuant to an indenture will be set forth in one or more supplemental indentures, each dated as of a date of or prior to the issuance of the debt securities to which it relates. Senior securities and subordinated securities may be issued pursuant to separate indentures, in each case between us and a trustee, which may be the same trustee, subject to such amendments or supplements as may be adopted from time to time. We refer to these indentures as “senior indentures” and “subordinated indentures,” respectively, and to any such trustee, an “indenture trustee.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the indentures and such debt securities.

Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.

Terms

The indebtedness represented by the senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt as described under “— Subordination.” The particular terms of the debt securities offered by a prospectus supplement will be described in the applicable prospectus supplement, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating thereto and the description of the debt securities set forth in this prospectus.

Except as set forth in any prospectus supplement, the debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established by us from time to time or as set forth in the applicable indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The form of indenture provides that we may, but need not, designate more than one indenture trustee thereunder, each with respect to one or more series of debt securities. Any indenture trustee under an indenture may resign or be removed with respect to one or more series of debt securities and a successor indenture trustee may be appointed to act with respect to such series. If two or more persons are acting as indenture trustee with respect to different series of debt securities, each such indenture trustee will be an indenture trustee of a trust under the applicable indenture separate and apart from the trust administered by any other indenture trustee, and, except as otherwise indicated herein, any action described herein to be taken by each indenture trustee may be taken by each such indenture trustee with respect to, and only with respect to, the one or more series of debt securities for which it is indenture trustee under the applicable indenture.

The following summaries set forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of such debt securities, including the following specific terms:

(1)	The title of such debt securities and whether such debt securities are secured or unsecured or senior securities or subordinated securities;

(2)	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)
The price, expressed as a percentage of the principal amount thereof, at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or preferred shares, or the method by which any such portion shall be determined;

(4)
If convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common shares or preferred shares receivable on conversion;

(5)	The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(6)	The rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(7)
The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to us with respect to such debt securities and the applicable indenture may be served;

(9)
The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10)
Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

(11)
If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)	Whether such debt securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such debt securities;

(14)
Whether such debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15)	The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification thereof;

(16)
Whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(17)
Any deletions from, modifications of or additions to the events of default to our covenants, to the extent different from those described herein or set forth in the applicable indenture with respect to such debt securities, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

(18)	The provisions, if any, relating to the security provided for such debt securities; and

(19)	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to such securities as “original issue discount securities.” In such cases, any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement, neither the debt securities nor the indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control, regardless of whether such indebtedness, transaction or change of control is initiated or supported by us, any affiliate of ours or any other party. However, certain restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See, the RISK FACTOR entitled “Ownership Limitations in Our Bylaws May Adversely Affect the Market Price of Our Common Shares,” “DESCRIPTION OF OUR COMMON SHARES—Restriction on Size of Holdings,” and “TERMS OF OUR PREFERRED SHARES—Restrictions on Ownership,” for more information. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided, however, that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable indenture trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable indenture trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any indenture trustee will be required (i) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or (iii) to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers’ certificate and legal opinion covering such conditions shall be delivered to each indenture trustee.

Certain Covenants

Existence.     Except as permitted under “— Merger, Consolidation or Sale of Assets,” the indentures will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our Board of Trustees determines that the preservation thereof is no longer desirable in the conduct of our business by appropriate proceedings.

Maintenance of Properties.     The indentures will require us to cause all of our material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of our properties for value in the ordinary course of business.

Insurance.     The indentures will require us to cause each of our insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service, in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims.     The indentures will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or that of any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information.     Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the indentures will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject, (i) to file with the applicable indenture trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 if we were subject to such Sections and (ii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional Covenants.     Any of our additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities issued thereunder (i) default for 30 days in the payment of any installment of interest on any debt security of such series; (ii) default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity; (iii) default in making any sinking fund payment as required for any debt security of such series; (iv) default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000, whether such indebtedness exists on the date of such indenture or shall thereafter be created, with such obligations being accelerated and not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee and (vii) any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable indenture trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable indenture trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) we shall have deposited with the applicable indenture trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities than outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable indenture trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture. The indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security of such series or (y) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

The indentures will require each indenture trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the indenture trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect to any debt security of such series) if specified responsible officers of such indenture trustee consider such withholding to be in the interest of such holders.

The indentures will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable indenture trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

The indentures will provide that, subject to provisions in each indenture relating to its duties in case of default, an indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the indenture trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or of exercising any trust or power conferred upon such indenture trustee. However, an indenture trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such indenture trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each indenture trustee a certificate, signed by one of several specified officers of ours, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such debt security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such debt security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security; (v) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive covenants of the applicable indenture.

Modifications and amendments of an indenture will be permitted to be made by us and the respective indenture trustee thereunder without the consent of any holder of debt securities for any of the following purposes: (i) to evidence the succession of another person to us as obligor under such indenture; (ii) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture; (iii) to add events of default for the benefit of the holders of all or any series of debt securities; (iv) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; provided that such action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect; (v) to change or eliminate any provisions of an indenture; provided that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into common shares or preferred shares; (viii) to provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trusts under an indenture by more than one indenture trustee; (ix) to cure any ambiguity, defect or inconsistency in an indenture; provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or (x) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities; provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

The indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (i) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof (ii) the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt securities of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) debt securities owned by us or any other obligor upon the debt securities or an affiliate of ours or of such other obligor shall be disregarded.

The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the applicable indenture trustee, and also, upon our request or the request of holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of an indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt (as defined below), but our obligation to make payments of the principal of and interest on such subordinated securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of our senior indebtedness. As a result of these subordination provisions in the event of a distribution of assets upon insolvency, holders of subordinated indebtedness may recover less, ratably, than our senior creditors.

“Senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed: (i) our indebtedness for money borrowed or represented by purchase-money obligations, (ii) our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (iii) our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in our consolidated financial statements, (v) indebtedness obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and (vi) any binding commitment of the real estate investment, in each case other than (a) any such indebtedness, obligation or liability referred to in the preceding clause as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated securities or ranks pari passu with the subordinated securities, (b) any such indebtedness obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated securities are subordinated, and (c) the subordinated securities. There will not be any restriction in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable indenture trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

The indentures will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust and, with respect to subordinated debt securities which are convertible or exchangeable, the right to convert or exchange) with respect to such debt securities (“defeasance”) or (ii) to be released from our obligations with respect to such debt securities under the applicable indenture (being the restrictions described under “— Certain Covenants”) or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable indenture trustee, in trust, of an amount in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable indenture trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. “Conversion Event” means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (c) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under “— Events of Default, Notice and Waiver” with respect to specified sections of an indenture (which sections would no longer be applicable to such debt securities) or described in clause (vii) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable indenture trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into common shares or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Payment

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

All moneys paid by us to a paying agent or an indenture trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us and the holder of such debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our common shares, preferred shares and fixed rate debt securities (that are not original issue discount or zero coupon debt securities) by persons who hold the securities as capital assets (within the meaning of section 1221 of the Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, tax-exempt organizations (except as discussed under “— Taxation of Holders of Common or Preferred Shares—Tax-Exempt Shareholders”) or dealers in securities. Except as discussed under “— Taxation of Holders of Common or Preferred Shares—Non-U.S. Shareholders” and “— Taxation of Holders of Fixed Rate Debt Securities—Non-U.S. Holders,” respectively, this summary does not address persons who are not U.S. Shareholders or U.S. Holders, respectively (each as defined herein).

This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

In the opinion of Katten Muchin Rosenman LLP (“Katten Muchin”), commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation, as described in this prospectus and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. Katten Muchin’s opinion is not binding on the Internal Revenue Service (“IRS”) or the courts. It is based on various assumptions relating to our organization and operation, including that we have operated and will continue to operate in the manner described in our organizational documents and this prospectus, and representations made by us concerning certain factual matters related to our organization and manner of operation. Our qualification and taxation as a REIT depends upon our ability to meet on a continuous basis, through actual annual operating results, (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership, and (iv) various other qualification tests (discussed below) imposed by the Code. Katten Muchin has not reviewed and will not monitor our ongoing compliance with these tests, and expresses no opinion concerning whether we actually have satisfied or will satisfy these tests on a continuous basis. No assurance can be given that we actually have satisfied or will satisfy such tests on a continuous basis. Our failure to qualify as a REIT in prior years could adversely affect Katten Muchin’s opinion and our eligibility for REIT status for our taxable year ended December 31, 2004 and subsequent years. (See “— Failure to Qualify,” below.)

The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions are technical and complex.

In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a “C” corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

•	we will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains;

•	we may be subject to the “alternative minimum tax” on our undistributed items of tax preference;

•
if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, “foreclosure property” is any property we acquire by foreclosure (or otherwise) on default of a lease of such property or a loan secured by such property;

•
if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, “prohibited transactions” are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

•
if we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), then we will be subject to tax at the highest regular corporate tax rate to the extent that such income is allocable to specified types of shareholders known as “disqualified organizations” (generally, tax-exempt entities, such as government pension plans, that are not subject to unrelated business income tax).  See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

•
if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

•
if we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions;

•
if we acquire any asset from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the ten-year period beginning on the date we acquire the asset, then the asset’s “built-in” gain (the excess of the asset’s fair market value at the time we acquired it over the asset’s adjusted basis at that time) will be subject to tax at the highest regular corporate rate;

•	we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below;

•
if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts; and

•	we may be required to pay monetary penalties if we fail to satisfy certain requirements for REIT qualification as the price for maintaining our REIT status.

Requirements for Qualification

The Code defines a REIT as a corporation, trust, or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

•
no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the composition of its income and assets; and

•	whose taxable year is the calendar year.

The first four requirements must be satisfied during the entire taxable year, and the fifth must be satisfied during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements to request information from our shareholders regarding their actual ownership of our shares and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition.

We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. (Failure to do so will subject us to a fine.) In addition, certain restrictions on the transfer of our shares, imposed by our Declaration of Trust, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.

Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Income Tests.  To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property, and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents received by a REIT (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as “rents from real property,” subject to certain restrictions, including:

•	the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant’s gross receipts or sales);

•
except for certain qualified lodging and healthcare facilities leased to a taxable REIT subsidiary (described below), the REIT (or a direct or indirect owner of 10% or more of the REIT) may not own (directly or constructively) 10% or more of the tenant (a “Related Party Tenant”);

•	the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

•
the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service we provide is “usually or customarily rendered” in connection with the rental of space for occupancy only and is not considered “rendered to the tenants.”

If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test, or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “— General ,” even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

Asset Tests.  To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

•
at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed, for these purposes, to be secured) by real property, (b) our proportionate share (determined in accordance with our capital interest) of real estate assets held by the operating partnership and any other partnership in which we are a partner, (c) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five-years) public debt offering, (d) stock in other REITs and (e) cash, cash items and federal government securities;

•	no more than 25% (20% for taxable years beginning before August 1, 2008) of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

•
except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) certain partnership interests and debt obligations: (i) the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer’s outstanding voting securities; and (iii) we may not own more than 10% of the total value of any one issuer’s outstanding securities. However, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within 6 months after the end of the quarter in which we identify the failure, then we will not lose our REIT status.

We currently hold assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as “qualified REIT subsidiaries.” A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and will be deemed to earn its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including the operating partnership, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Actions taken by partnerships in which we own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (described above).

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

If we were to fail to satisfy the asset tests at the end of any quarter and the relief provisions discussed earlier do not apply, then we will still maintain our REIT status provided (i) our failure to satisfy the relevant asset test was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within 6 months after the end of the quarter in which we identify the failure, and (iv) we pay a penalty tax of the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure.

Annual Distribution Requirements.  To qualify as a REIT, we must also distribute to our shareholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our “net capital gain”) plus (B) 90% of our after-tax net income (if any) from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12-month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.

To the extent we fail to distribute 100% of our net capital gain, or we distribute at least 90% but less than 100% of our “REIT taxable income” (as adjusted), we will be subject to tax at regular corporate rates on the undistributed amounts. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

As of December 31, 2008, we had approximately $22 million of net operating loss carryforwards (expiring from 2021 through 2023)] that may be available to reduce the amounts that we are required to distribute in order to maintain our REIT status and avoid entity-level taxes. Our ability to utilize these carryforwards is subject to an annual limitation (pursuant to the provisions of Section 382 of the Code) that we have currently estimated at $6.9 million. Any adjustments made to the amount of our taxable income in prior years or a determination that we did not qualify as a REIT in one or more years in which we generated the losses being carried forward could reduce or otherwise affect the amount of our loss carryforwards or our ability to deduct them from our REIT taxable income.

Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

We intend to make timely distributions sufficient to meet the annual distribution requirements. It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.

Under certain circumstances, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying “deficiency dividends” to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount and timing of any deduction taken for such dividend.

Failure to Qualify.  Beginning with our 2005 taxable year, if we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above (other than an asset or income test violation for which one of the relief provisions described earlier is available), then our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation.

If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we do not qualify will not be deductible by us, nor will they be required to be made. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Accordingly, our failure to qualify as a REIT for a prior taxable year could adversely affect our qualification as a REIT for the current or subsequent taxable years, even if we otherwise satisfy the REIT requirements for the current or subsequent taxable years.

For any year in which we fail to qualify as a REIT, any distributions that we make generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation.

Taxable Mortgage Pools and Excess Inclusion Income.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. We have made and in the future expect to make investments or enter into financing and securitization arrangements that may give rise to our owning a direct or indirect interest in a TMP, with the consequences described below.

A TMP ordinarily is treated as a taxable corporation for U.S. federal income tax purposes. However, a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT that is a TMP, is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Instead, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, may be “excess inclusion income.” Excess inclusion income must be allocated among the REIT’s shareholders in proportion to the dividends paid to them. A shareholder’s share of excess inclusion income (i) may not be offset by any net operating losses otherwise available to the shareholder, (ii) is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) is subject to a U.S. federal withholding tax of 30% without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See “Taxation of Holders of Common or Preferred Shares -- Non-U.S. Shareholders” below.  To the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder that is not subject to unrelated business income tax (such as government entities) or to certain foreign shareholders, the REIT is subject to tax on this income at the highest applicable corporate tax rate (currently 35%).

Taxation of Holders of Common or Preferred Shares

U.S. Shareholders

As used in this section, the term “U.S. Shareholder” means a holder of common shares or preferred shares who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Dividends.  As long as we qualify as a REIT, distributions that are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary income. Such distributions will be ineligible for the corporate dividends received deduction, and except in circumstances that we do not expect to arise, also will not qualify for the lower rate applicable to qualifying dividends paid to non-corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.  We may elect to pay dividends partly in shares of our common stock, in which event a U.S. Shareholder generally will be taxable on the value of our shares received as a dividend.

We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our shares by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain. As discussed earlier (see “Requirements for Qualification -- Annual Distribution Requirements”), we may pay certain dividends in January that will be taxable to shareholders as if paid in the immediately preceding calendar year.

Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares as to which the distributions were made, and will reduce the adjusted basis of the shareholder’s shares. To the extent these distributions exceed the shareholder’s adjusted basis in its shares, the distributions will be included in the shareholder’s income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

Shareholders may not claim our net operating losses or net capital losses (if any) on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as “portfolio income” and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

Sale of Shares.  When a U.S. Shareholder sells or otherwise disposes of our shares, the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder’s adjusted tax basis in the shares for tax purposes. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the shares for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of shares that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent the shareholder received distributions from us that were treated as long-term capital gains. Capital losses generally are deductible only to the extent of a U.S. Shareholder’s capital gain.

Backup Withholding.  We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder’s income tax liability.

Tax-Exempt Shareholders.  The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income (“UBTI”) if received by a tax-exempt entity. Based on that ruling, dividend income from our shares generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its shares as “debt financed property” within the meaning of the Code. Similarly, income from selling our shares generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its shares as “debt financed property.”

Notwithstanding the above paragraph, tax-exempt U.S. Shareholders will be required to treat as UBTI any dividends paid by us that are allocable to our excess inclusion income, if any.  (See “Taxable Mortgage Pools and Excess Inclusion Income” above.)  Also, if we are a “pension-held REIT,” then any qualified pension trust that holds more than 10% of our stock will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code. In general, we will be treated as a “pension-held REIT” only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% of our shares, or one or more qualified pension trusts, each of which owns more than 10% of our shares, hold in the aggregate more than 50% of our shares) and (b) we would not qualify as a REIT if we had to treat our stock owned by a qualified pension trust as owned by an “individual” (instead of treating such stock as owned by the qualified pension trust’s multiple beneficiaries). As a result of certain limitations on the transfer and ownership of shares contained in the Declaration of Trust, we do not expect to be classified as a pension-held REIT.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7),(c)(9),(c)(17) and (c)(20), respectively, of the Code, are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI.

Non-U.S. Shareholders

The rules governing the U.S. federal income taxation of shareholders (which we call “non-U.S. Shareholders”) who or which are not subject to U.S. federal income taxation, are complex, and no attempt will be made herein to provide more than a limited summary of those rules. The discussion below assumes that the non-U.S. Shareholder’s investment in our shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. Shareholder, or, if a tax treaty applies to the non-U.S. Shareholder, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. Shareholder. WE RECOMMEND THAT NON-U.S. SHAREHOLDERS CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN OUR SHARES.

Ordinary Dividends.  Distributions, other than capital gain dividends and distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (discussed below), will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Such dividends paid to non-U.S. Shareholders will ordinarily be subject to a U.S. federal withholding tax of 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividends paid to a non-U.S. Shareholder, unless we receive the requisite proof that (i) a lower treaty rate applies or (ii) the income is “effectively connected income.” A non-U.S. Shareholder claiming the benefit of a tax treaty may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A non-U.S. Shareholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements, such as providing IRS Form W-8ECI. Other requirements, such as providing an IRS Form W-8IMY, may apply to a non-U.S. Shareholder that is a financial intermediary or a foreign partnership.

Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from a disposition of U.S. real property will be treated as a non-taxable return of capital to a Non-U.S. Shareholder up to the amount of the non-U.S. Shareholder’s adjusted basis in its shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. Shareholder’s shares, they will give rise to a U.S. tax liability only if the non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will exceed our current and accumulated earnings and profits, then the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, the non-U.S. Shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution did, in fact, exceed our current and accumulated earnings and profits.

Capital Gain Dividends.  Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gain from the sale or exchange of United States real property interests generally is taxable to non-U.S. persons as if such gain were effectively connected with a U.S. trade or business. However, capital gain dividends and dividends treated as attributable to the gain from a disposition of U.S. real property (collectively, “FIRPTA dividends”) paid by us to a non-U.S. Shareholder with respect to a class of our stock that is regularly traded on an established securities market generally will not be subject to FIRPTA if the non-U.S. Shareholder has not owned more than 5% of that class of stock at any time during the taxable year in which the dividend is received. Instead, such capital gain dividends will be treated the same as ordinary dividends, and therefore will be subject to a U.S. federal withholding tax of 30% unless reduced under an income tax treaty. Non-U.S. Shareholders that do not qualify for this exception will be taxed on our capital gain distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), and we will be required to withhold U.S. tax equal to 35% from such distributions. The 35% tax withheld may be claimed by a non-U.S. Shareholder as a credit against its reported U.S. federal income tax liability. In addition to regular U.S. income tax, corporate non-U.S. Shareholders that do not qualify for the FIRPTA exception may be subject to a 30% branch profits tax on FIRPTA dividends unless the shareholder is entitled to treaty relief or other exemption.

Sales of Shares.  Gain recognized by a non-U.S. Shareholder upon a sale or exchange of our shares generally will not be taxed under FIRPTA provided we are a “domestically controlled REIT.” In general, we will qualify as a domestically controlled REIT if at all times during a designated testing period less than 50% in value of our shares are held (directly or indirectly) by foreign persons. We currently are a domestically controlled REIT. Gain not subject to FIRPTA nevertheless will be subject to a 30% U.S. tax if the non-U.S. Shareholder is an alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

Although we anticipate that we continue to qualify as a domestically controlled REIT, because our shares will be publicly traded, no assurance can be given that we will continue to qualify. If we were not a domestically controlled REIT, then a non-U.S. Shareholder’s sale of the shares generally would not be subject to tax under FIRPTA if (a) the non-U.S. Shareholder’s shares of a class are regularly traded on an established securities market (such as the New York Stock Exchange) and (ii) the non-U.S. Shareholder has not owned more than 5% of the applicable class of our shares during a designated testing period. If gain on the sale of shares is subject to tax under FIRPTA, then a Non-U.S. Shareholder will be subject to income tax (but will not also be subject to a branch profits tax) as described above under “— Taxation of Holders of Common or Preferred Shares — Non-U.S. Shareholders — Capital Gain Dividends,” and the purchaser of such shares will be required to withhold 10% of the gross purchase price.

Federal Estate Taxes.  In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, our stock will be included in the individual’s estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting.  Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. Shareholder, such Shareholder’s name and address, and the amount of tax withheld, if any. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such Shareholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

A non-U.S. Shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Taxation of Holders of Fixed Rate Debt Securities

This section applies to holders of our fixed rate debt securities that are not original issue discount or zero coupon debt securities and are acquired in the initial offering at the offering price. Fixed rate debt securities purchased at a price other than the offering price may be subject to bond premium or market discount rules that are not discussed below.

The tax consequences of owning any securities that are floating rate or contingent interest debt securities, zero coupon debt securities, original issue debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of our fixed rate debt security (which we call a “note”) that comes within any of the categories of the definition of a “U.S. Shareholder” (see “— Taxation of Holders of Common or Preferred Shares — U.S. Shareholders” above).

Interest Income.  Payments of interest on our notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder’s regular method of U.S. income tax accounting).

Sale of Notes.  A U.S. Holder will generally recognize taxable gain or loss equal to the difference (if any) between the amount realized on the sale, exchange or other taxable disposition of our note (other than amounts attributable to accrued interest not already taken into income, which will be taxed as ordinary income) and the holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the initial purchase price paid therefor. Gain or loss recognized on the sale of a note should be long-term capital gain or loss provided the U.S. Holder’s holding period for the note exceeds one year. Such gain may qualify for taxation at preferential rates in the case of a non-corporate U.S. Holder. The deduction of capital losses is subject to limitations, including that capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Backup Withholding and Information Reporting.  A U.S. Holder will generally be subject to information reporting and may be subject, under certain circumstances, to backup withholding with respect to payments of interest on, or the gross proceeds from disposition of, our note. We will be required to withhold backup withholding tax (currently at a rate of 28%) if a U.S. Holder:

•	fails to furnish its social security or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor;

•	furnishes an incorrect TIN;

•	fails to report interest or dividends properly; or

•
fails under certain circumstances to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that the holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are generally exempt from information reporting and backup withholding, including corporations and tax-exempt organizations. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

As used herein, a non-U.S. Holder is a beneficial owner of our note that comes within any of the categories of the definition of a “non-U.S. Shareholder” (see “— Taxation of Holders of Common or Preferred Shares — Non-U.S. Shareholders” above). The discussion below assumes that the non-U.S. Holder’s investment in our notes is not effectively connected with a trade or business conducted in the United States by the non-U.S. Holder, or, if a tax treaty applies to the non-U.S. Holder, that its investment in our notes is not attributable to a United States permanent establishment maintained by the non-U.S. Holder.

Interest Income.  Generally, interest paid on our notes to a non-U.S. Holder will not be subject to U.S. federal withholding tax if the interest qualifies as “portfolio interest.” Interest paid on our note to a non-U.S. Holder will qualify as portfolio interest so long as the non-U.S. Holder:

•
does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our voting stock, and is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
certifies under penalties of perjury that it is not a U.S. person (such certification may be made on an IRS Form W-8BEN or suitable substitute form) and such certificate provides the holder’s name and address, or a financial institution holding the note on behalf of the non-U.S. Holder certifies, under penalties of perjury, that it has received such a certification from the non-U.S. Holder and furnishes a copy thereof.

The gross amount of interest payments to a non-U.S. Holder, including amounts paid on a sale of our notes that are attributable to accrued and unpaid interest, that do not qualify for the portfolio interest exception will be subject to U.S. withholding tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. To claim the benefit of a tax treaty, the non-U.S. Holder must provide a properly completed and signed IRS Form W-8BEN prior to our payment of interest. This form must be periodically updated. A non-U.S. Holder that is claiming the benefits of a tax treaty may be required to obtain a U.S. TIN and provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale of Notes.  Subject to the discussion below concerning backup withholding, gain (if any) realized by a non-U.S. Holder on the sale, exchange or other taxable disposition of our note generally will not be subject to U.S. federal income or withholding tax unless, subject to certain exceptions, the holder is an individual who is present in the United States for 183 days or more (and certain other requirements are met) in the taxable year of the disposition.

U.S. Federal Estate Tax.  If a non-U.S. Holder is an individual and is not a resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death, our notes will generally not be subject to the U.S. federal estate tax unless at the time of the holder’s death the holder owns, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of our stock

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS and to a non-U.S. Holder, any interest payments that we make to the holder and the tax (if any) withheld from such payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

Information reporting will apply to proceeds of a sale of our notes within the United States or conducted through certain financial intermediaries unless the non-U.S. Holder provides the statement described under “— Taxation of Holders of Fixed Rate Debt Securities — Non-U.S. Holders — Interest Income” above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the non-U.S. Holder otherwise establishes an exemption.

Backup withholding will not apply to payments on our notes or to proceeds from a sale or disposition of our notes if a non-U.S. Holder makes the certification described under “— Taxation of Holders of Fixed Rate Debt Securities — Non-U.S. Holders — Interest Income” above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. A non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its U.S. income tax liability by filing a refund claim with the IRS.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities by us for general corporate purposes, which may include the acquisition of additional investments, the repayment of outstanding indebtedness or the improvement of certain properties already in our portfolio.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	on The New York Stock Exchange or in any other securities market on which our common shares are then listed or traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of the securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of the securities. Underwriters may offer and sell common stock at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of the securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased, which is known as a firm commitment offering.

Through Agents and Dealers

We will name any agent involved in a sale of the securities, as well as any commissions payable by us to such agent, in a prospectus supplement to the extent required. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities, we will sell our common shares to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers, and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers, and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers, and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers, or agents may be required to make.

Some of the securities offered under this prospectus may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Our common shares are listed and traded on the New York Stock Exchange.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SHARE DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. To the extent the ratio indicates less than one-to-one coverage, the dollar amount of the deficiency is also listed.

	Six months ended	Year Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges	2.42	1.63	1.02	2.45	2.07	1.72

Deficiency (in 000s)	$–	$–	$–	$–	$–	$–

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	2.42	1.63	1.02	2.45	1.88	–

Deficiency (in 000s)	$–	$–	$–	$–	$–	$(120)

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. For these purposes, earnings consist of pre-tax income from continued operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest) and the amortization of debt issuance costs.

EXPERTS

The financial statements as of December 31, 2006 and for the year then ended before the effects of the adjustments to retrospectively apply the change in accounting resulting from the adoption of Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Non-controlling Interests in Consolidated Financial Statements, an amendment to ARB 51”as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest, (not separately included or incorporated by reference in the Prospectus) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.  The adjustments to those financial statements to retrospectively apply the change in accounting principle resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.  The consolidated financial statements as of December 31, 2006 and for the year then ended incorporated in this prospectus by reference to the Current Report on Form 8-K dated August 27, 2009, have been so incorporated in reliance on the reports of (i) Deloitte & Touche LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in accounting resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in accounting resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company's Common Shares of Beneficial Interest, given on the authority of such firms as experts in auditing and accounting.

The financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 incorporated in this Prospectus by reference to Winthrop Realty Trust's Current Report on Form 8-K dated August 27, 2009 and the financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Winthrop Realty Trust as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Lex-Win Concord LLC incorporated in this Prospectus by reference to Winthrop Realty Trust's Current Report on Form 8-K dated August 27, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On November 1, 2008, our auditors, Tauber & Balser, P.C., combined with, and changed their name to, Habif, Arogeti & Wynne, LLP.  The financial statements of the Chicago Properties (our Marc Realty joint venture) as of and for the year ended December 31, 2007 incorporated in this prospectus by reference to Winthrop Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of Tauber & Balser, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered hereby, have been passed upon by Hahn Loeser & Parks LLP. Certain tax matters have been passed upon by Katten Muchin Rosenman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com, and through a variety of databases, including, among others, the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2008 (with respect to Items 6, 7, 7A and 8, as amended by the Current Report on Form 8-K filed on August 28, 2009);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•
Current Reports on Form 8-K filed on September 25, 2009, August 28, 2009, August 7, 2009 (solely with respect to Item 8.01), July 15, 2009, June 4, 2009, May 8, 2009 (solely with respect to Item 8.01), April 21, 2009, March 6, 2009 (solely with respect to Items 1.01 and 8.01), February 13, 2009, and January 8, 2009; and

•	Our Definitive Proxy Statement on Schedule 14A dated April 21, 2009.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act, after the date of this prospectus and prior to the termination of the offering of all securities under this prospectus will also be deemed to be incorporated by reference into this prospectus and to be a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Beverly Bergman, Director of Investor Relations
Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, MA 02114
(617) 570-4614

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this prospectus is October 13, 2009.